Exhibit 99.1

Queensland Phosphate Pty Limited
ACN 609 384 894
(QPL)

and

Legend International Holdings, Inc.
(Legend)

and

Paradise Phosphate Limited
ACN 154 180 882
(Paradise or Guarantor)

Convertible Bond and Subscription Deed

TABLE OF CONTENTS
Page no.

1	Definitions and interpretation		4
	1.1	Definitions	4
	1.2	Interpretation	12
	1.3	Heter Iska	13
	This Deed is being entered into in accordance with the halachically
		accepted exemptions on the paying and receiving of interest payments in business transactions known as heter iska.	13

2	Terms and conditions of the Bonds		13
	2.1	Issue	13
	2.2	General Terms	13
	2.3	Consenting Party	14
	2.4	Rights	14

3	Completion		14
	3.1	Time and place for Completion	14
	3.2	Corporation actions at Completion	14
	3.3	Payment of the Principal Sum	14
	3.4	Documents to be delivered at Completion	15
	3.5	Completion Simultaneous	15
	3.6	Post Completion actions	16

4	Denomination and title		16
	4.1	Denomination	16
	4.2	Title	16

5	Status		16

6	Use of proceeds		16

7	Representations and warranties		16
	7.1	Warranties	16
	7.2	Repetition of Warranties	17
	7.3	Reliance	17

8	Registration and transfer		17
	8.1	Registration	17
	8.2	Transferability	17
	8.3	Transfer procedures	17
	8.4	Estates	18

9	Maturity and Interest		18
	9.1	Payment of Redemption Price on the Maturity Date	18
	9.2	Interest	18

10	Conversion		19
	10.1	Conversion Right	19
	10.2	Conversion Price adjustment for reorganisation events	19
	10.3	Application of the adjustment provisions	19
	10.4	Conversion procedures	20
	10.5	Shares of Common Stock to be fully paid and equal ranking	20

11	The Corporate Fee Options		21
	11.1	The Corporate Fee Options	21
	11.2	Exercise of the Corporate Fee Options	21
	11.3	Terms of the Corporate Fee Options	21
	11.4	Adjustment to the Option Exercise Price and exercise rights	22
	11.5	Transferability	22
	11.6	Transfer procedures	22
	11.7	Estates	22

12	Early repayment, redemption and cancellation		22
	12.1	Early repayment	22
	12.2	Redemption on an Event of Default	23
	12.3	Cancellation	23

13	Payments		24
	13.1	Principal	24
	13.2	Other amounts	24
	13.3	Payments	24
	13.4	Fractions	24
	13.5	Adjustment of dates for payment	24
	13.6	Payments in gross	24

14	Taxation		25
	14.1	Required Deduction or Withholding	25
	14.2	GST	25

15	Events of Default		25
	15.1	Specific Events of Default	25
	15.2	Notice of Event of Default	27

16	Undertakings and special conditions		27
	16.1	Affirmative undertakings	27
	16.2	Negative undertakings	27
	16.3	Other undertakings	27

17	Information		28
	17.1	Confidentiality	28
	17.2	Extent of obligation	29
	17.3	U.S. Securities Laws	29

18	Disputes		29
	18.1	No arbitration or court proceedings	29
	18.2	Notice	29
	18.3	Initial Period	29
	18.4	Appointment of Expert	30
	18.5	Role of Expert	30
	18.6	Timeframe	30
	18.7	Confidentiality	30
	18.8	Costs	30
	18.9	Breach of this clause	30

19	Amendments		30
	19.1	Amendment with consent	30
	19.2	Notice of amendments	30

20	Notices		30
	20.1	Method	30
	20.2	Receipt	31
	20.3	Address of Parties	31
	20.4	Requirement for written notice	31

21	Governing law and jurisdiction		31

22	General matters		32
	22.1	Costs and duties	32
	22.2	Waiver	32
	22.3	Invalidity and enforceability	32
	22.4	Severance	32
	22.5	Further action to be taken at each party’s own expense	32
	22.6	Further Assurance	32
	22.7	Cumulative rights	33
	22.8	Assignment	33

schedule 1 - WARRANTIES			44
Attachment 1 - Convertible Bond Certificate			49
Attachment 2 - Option Certificate			51
Attachment 3 - Conversion Notice			53
Attachment 4 - Option Exercise Notice			55

THIS DEED is made on                                                                                     2015

PARTIES

LEGEND INTERNATIONAL HOLDINGS, INC
ARBN 120 855 352
of Level 8, 580 St Kilda Road Melbourne VIC 3004
(Corporation)

and

QUEENSLAND PHOSPHATE PTY LIMITED
ACN 609 384 894
of 67 Penkivil Street, Bondi NSW 2026
(QPL or the Bondholder)

and

PARADISE PHOSPHATE LIMITED
ACN 154 180 882
of Level 8, 580 St Kilda Road Melbourne VIC 3004
(Paradise or Guarantor)

BACKGROUND

A	The Corporation wishes to issue the Bonds to the Bondholder on the terms and conditions of this Deed for the primary purpose of developing the assets of Paradise.

B	The Bondholder wishes to subscribe for the Bonds on the terms and conditions of this Deed.

C
Paradise is a wholly owned subsidiary of Legend and controls phosphate assets in Queensland, and under this agreement all of the shares that Legend holds in Paradise are provided as security for the repayment of the Bonds.

D	Paradise has agreed to guarantee the obligations of Legend under this Deed.

E	Paradise considers that by providing this guarantee there will be a commercial benefit flowing to Paradise.

F	The Corporate Advisor has assisted with negotiating this transaction and is being issued with Corporate Fee Options as part of this transaction.

AGREED TERMS

1	Definitions and interpretation

1.1	Definitions

In this document, unless the context requires otherwise:

Additional Amount has the meaning given in clause 14.1.

Associate has the meaning given in the Corporations Act.

Authorised Officer means, in relation to a party:

1	a company or Corporation director or company or Corporation secretary of that party or any person whose title of office includes the words “Director”, “Manager” or other similar expression;

2	any person acting in any such office; or

3	any person nominated by that party as an authorised officer by notice in writing to the other parties.

Bank means a corporation authorised by law to carry on the general business of banking in Australia.

Bill means a bill of exchange as defined in the Bills of Exchange Act 1909 (Cth).

Bond means a convertible bond issued by the Corporation on the terms set out in this Deed.

Bond Certificate means a certificate in the form of Attachment 1.

Bond Default Interest Rate means 50% per annum.

Bond Interest Rate means 10% per annum.

Bond Register means the register of holders of Bonds maintained by the Corporation in accordance with this Deed.

Bondholder means:

1	each person in whose name a Bond is registered in the Bond Register after the date of this Deed; or

2	each person holding an Outstanding Conversion Right.

Bondholder Majority means Bondholders who on their own or together hold more than 50% of all the Bonds outstanding.

Bonus Date means in relation to a Bond, Interest Conversion Right and/or Bond Conversion Right, any date on which entitlements are determined for holders of Shares of Common Stock to participate in a bonus issue or rights issue of Shares of Common Stock.

Business Day means a day on which banks are open in Melbourne and Sydney, excluding a Saturday, Sunday or public holiday in that place.

Completion means the issue of the Initial Bonds to the Bondholder under this Deed.

Completion Date means the date that Completion occurs, which must take place in accordance with the time period set out in clause 3.1.

Consenting Party means the Bondholder Majority.

Control means having the direct or indirect power to control the affairs of a person or entity including by any of the following:

1	holding 50% or more of the voting shares or the economic interest in an entity;

2	having the right to elect or appoint the majority of the board of directors of that entity; or

3	having control within the meaning of section 50AA of the Corporations Act.

Controller means a controller as defined in section 9 of the Corporations Act.

Conversion Date means the date falling 3 Business Days after a Conversion Notice is received by the Corporation.

Conversion Notice means a notice substantially in the form of Attachment 3 to be issued by a Bondholder to the Corporation in respect of the exercise of Conversion Rights, Interest Conversion Rights and/or Outstanding Conversion Rights held by that Bondholder.

Conversion Price means $0.005 as adjusted in accordance with clauses 10.2 and/or 10.3.

Conversion Property has the meaning given in clause 10.1.

Conversion Right has the meaning given in clause 10.1.

Corporate Advisor means Gleneagle Securities (Aust) Pty Ltd

Corporate Fee Options or Options are options in the Corporation granted to the Corporate Advisor under clause 3.2(e) in accordance with clause 11.

Corporations Act means the Corporations Act 2001 (Cth) of Australia.

Dispute and Disputant have the meaning given to those terms in clause 18.1.

Dividend means any dividend, distribution or payment made in respect of the Corporation’s Shares of Common Stock or to Shareholders as a class whether of cash, assets or other property, and however described and whether payable out of share capital, profits, retained earnings or any other capital or revenue reserve or account (and for these purposes a distribution of assets includes without limitation an issue of Shares of Common Stock, or other Marketable Securities credited as fully or partly paid up by way of capitalisation of profits or reserves), including payment pursuant to a buy-back of Shares of Common Stock but excluding an issue of Shares of Common Stock to which clause 10.2 applies.

Early Repayment Notice has the meaning given to that term in clause 12.1.

Early Repayment Notice Period has the meaning given to that term in clause 12.1.

Encumbrance means an interest or power:

1	reserved in or over an interest in any asset, excluding any retention of title arising in the ordinary course of business; or

2	created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

by way of, or having similar commercial effect to, security for the payment of a debt or any other monetary obligation.

Event of Default means any Event of Default specified in clause 15.1.

Event of Default Fee means 50% of the amounts already advanced under this Deed.

Event of Default Redemption Date means the date set out in clause 12.2.

Event of Default Redemption Notice has the meaning given in clause 12.2.

Expert means a person appointed under this document to resolve a dispute between the parties.

Face Value means $1,000 per Bond.

Financial Indebtedness means any debt or other monetary liability in respect of moneys borrowed or raised or any financial accommodation including under or in respect of any:

1	Bill, bond, debenture, note or similar instrument;

2	acceptance, endorsement or discounting arrangement;

3	Standard Guarantee in respect of any moneys borrowed or raised or any financial accommodation;

4	finance or capital lease;

5	agreement for the deferral of a purchase price or other payment in relation to the acquisition of any asset or service for more than 90 days;

6	obligation to deliver goods or provide services paid for in advance by any financier;

7	agreement for the payment of capital or premium on the redemption of any preference shares;

8
interest or currency swap or hedge arrangement, financial option, futures contract or analogous transaction (the amount of such Financial Indebtedness being the marked to market value of the relevant transaction); or

9	counter indemnity obligation in respect of a Standard Guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution,

and irrespective of whether the debt or liability:

10	is present or future;

11	is actual, prospective, contingent or otherwise;

12	is at any time ascertained or unascertained;

13	is owed or incurred alone or severally or jointly or both with any other person; or

14	comprises any combination of the above.

Government Agency means:

1	a government or government department;

2	a governmental, semi-governmental, regulatory or judicial entity or authority, including any self-regulatory organisation established under statute or any stock exchange; or

3	a person (whether autonomous or not) who is charged with the administration of a law.

Group means the Corporation and Paradise.

GST means the goods and services tax levied under the GST Act.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Guarantee means the guarantee provided by the Guarantor to the Bondholder set out in clauses 23 to 34.

Immediately Available Funds means bank cheque or telegraphic or other electronic means of transfer of cleared funds into a bank account nominated by the payee at least 2 Business Days prior to drawdown.

Initial Bonds means the first 200 Bonds issued to the Bondholder in accordance with clause 2.1.

Initial Period has the meaning given to that term in clause 0.

Insolvency Event means the occurrence of any of the following events in relation to any entity within the Group:

(a)	the entity becomes insolvent as defined in the Corporations Act, states that it is insolvent or is presumed to be insolvent under an applicable law;

(b)	the entity is wound up or dissolved;

(c)	the entity becomes an insolvent under administration as defined in the Corporations Act;

(d)
a liquidator, provisional liquidator, Controller, administrator, trustee for creditors, trustee in bankruptcy or other similar person is appointed to, or takes possession or control of, any or all of the entity’s assets or undertaking;

(e)	the entity enters into or becomes subject to:

(i)	any arrangement or composition with one or more of its creditors or any assignment for the benefit of one or more of its creditors; or

(ii)	any re-organisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors;

(f)
an application or order is made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken which is preparatory to or could result in any of (b), (c), (d) or (e) above;

(g)	the entity is taken, under section 459F(1) of the Corporations Act, to have failed to comply with a statutory demand;

(h)	the entity suspends payment of its debts, ceases or threatens to cease to carry on all or a material part of its business or becomes unable to pay its debts when they fall due; or

(i)	anything occurs under the law of any jurisdiction which has a substantially similar effect to any of the other paragraphs of this definition,

unless the event occurs as part of a solvent reconstruction, amalgamation, merger or consolidation that has been approved in writing by the Consenting Party.

Interest Conversion Right has the meaning given to that term in clause 9.2 (c).

Marketable Securities means any securities including, without limitation, Shares of Common Stock, options, warrants, convertible bonds or other securities with rights (either directly or indirectly) of conversion into, or exchange or subscription for, or to purchase or acquire or be issued or granted, Shares of Common Stock.

Material Adverse Change means a matter, event or circumstance that occurs, is announced or becomes known to a party (whether or not it becomes public) where that matter, event or circumstance has, has had, or could reasonably be expected to have, individually or when aggregated with all such matters, events or circumstances, the result that there is or would be reasonably likely to be a material adverse effect on the assets, liabilities, business, results, operations, trading, financial position or prospects of the relevant party (including any Subsidiary of that party) as a whole, other than an event or circumstance:

1	which is required to be done by the terms of this Deed or the Security;

2
which is, and to the extent that it is, fairly disclosed or otherwise known to the party alleging that a Material Adverse Change has occurred as at the date of this Deed (including in respect of the Corporation as a result of disclosures made to SEC);

3	which relates to changes in business conditions affecting the Australian phosphate industry generally or the financing of projects generally in the Australian phosphate industry;

4	which relates to interest rates, commodity prices or currency exchange rates; or

5	which is, and to the extent that it is, a consequence of losses covered by insurance which the insurers of the party alleging that a Material Adverse Change has occurred have agreed to pay.

Material Adverse Effect means a material adverse effect upon:

1	the Group’s ability to perform any of its obligations under this Deed or the Security; and/or

2	the enforceability or priority of the Security or this Deed.

Material Asset means any asset of the Group which is material to the business conducted by the Group as at Completion, including:

1	any asset representing 5% or more of the total assets of the Group (recalculated on a rolling 6 month basis); and

2	any material intellectual property or database.

Material Contract means any contract of a party which is material to the business conducted by the party at Completion, including any contract with a value of 5% (recalculated on a rolling 6 month basis).

Maturity Date means in respect of each Bond (whenever issued) or Outstanding Conversion Right (whenever granted), 24 months from the Completion Date.

Option Certificate means a certificate in the form of Attachment 2.

Option Exercise Notice means a notice substantially in the form of Attachment 4 to be delivered by an Optionholder to the Corporation at any time in accordance with clause 11.2.

Option Exercise Price means $0.01 per Share of Common Stock in the Corporation

Optionholder has the meaning given in clause 11.1 (b)

Shares of Common Stock means fully paid Shares of Common Stock in the capital of the Corporation.

Permitted Security means:

1	the General Security Deed and any other Security Interest permitted under this Deed;

2
any Security Interest arising solely by operation of generally applicable law and in the ordinary course of the Corporation’s business and not in connection with the creation, extension or subsistence of any Financial Indebtedness and which does not (either alone or together with any one or more other such Security Interest) materially impair the operation of such business and which has not been enforced against the assets to which it attaches;

3	any Security Interest securing taxes not delinquent or being actively contested in good faith and by appropriate proceedings;

4	any Security Interest securing obligations under worker’s compensation, social security or similar laws, or under unemployment insurance;

5
any Security Interest securing mechanic’s or workmen’s liens or other like liens arising in the ordinary course of the Corporation’s business with respect to obligations which are not due or which are being actively contested in good faith and by appropriate proceedings;

6	a Security Interest provided for by one of the following transaction if the transaction does not secure payment or performance of an obligation:

(a)	a transfer of an account or chattel paper;

(b)	a commercial assignment;

(c)	a PPS lease (as defined in the Personal Property Securities Act 2009 (Cth);

7	such other Security Interests granted with the consent of the Consenting Party.

Permitted Share Issue has the meaning given to that term in clause 16.3.

Principal Sum means the amount of $2,500,000.

Record Date means:

1	in relation to any payment, the second Business Day before the due date for the relevant payment, unless otherwise expressly provided for in this Deed; and

2	in relation to any other determination or exercise of voting rights in respect of a Bond, the second Business Day before the date for the relevant meeting.

Record Time means the close of business on the Record Date in the place where the Bond Register is kept.

Redemption Price means in respect of each Bond:

1	the Face Value of the Bond (or part thereof to the extent the Bond has not been converted in full); plus

2	the accrued and unpaid interest from time to time payable by the Corporation in respect of the Bond under this Deed; less

3	any early repayment under clause 12.1 applied against that Bond.

Relevant Exchange means the securities market on which the Shares of Common Stock are quoted.

Security means the General Security Deed between the Corporation, Paradise and QPL dated on or about the date of this Deed.

Security Interest means an interest or power:

1	reserved in or over any interest in any asset including, but not limited to, any retention of title; or

2	created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge (whether fixed or floating), hypothecation, lien, pledge, caveat, trust or power,

by way of security for the payment of debt or any other monetary obligation or the performance of any other obligation and includes, but is not limited to, any agreement to grant or create any of the above.

Securities means the Bonds and the Shares of Common Stock into which the Bonds may be converted.

Securities Act means the United States Securities Act of 1933, as amended.

Shareholders mean the holders of Shares of Common Stock.

Standard Guarantee means any guarantee, indemnity, suretyship, letter of credit, letter of comfort or any other obligation (whatever called and of whatever nature):

1
to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

2	to indemnify any person against the consequences of default in the payment of; or

3	to be responsible for,

any debt or monetary liability or obligation (whether or not it involves the payment of money) of another person or the assumption of any responsibility or obligation in respect of an obligation or indebtedness, or the financial condition or solvency, of another person.

Subsidiary means Paradise Phosphate Limited.

Tax means:

1	any tax (including any goods and services tax), levy, charge, impost, duty, fee, deduction, compulsory loan or withholding; or

2	any income, stamp or transaction duty, tax or charge,

which is assessed, levied, imposed or collected by any Government Agency.

Transfer Form means a document executed by a transferor and a transferee in respect of, and which constitutes, the transfer of a Marketable Security under this Deed and an agreement by the transferee to be bound by the terms of this Deed as applicable to the transferee.

1.2	Interpretation

(a)	Headings and bold type are for convenience only and do not affect the interpretation of this Deed.

(b)	The singular includes the plural and the plural includes the singular.

(c)	Words of any gender include all genders.

(d)	Other parts of speech and grammatical forms of a word or phrase defined in this Deed have a corresponding meaning.

(e)	This document includes all schedules and annexures to it.

(f)	The words “including”, “for example”, “such as” or other similar expressions (in any form) are not words of limitation.

(g)	A reference to “$”, “A$” or “dollar” is a reference to Australian currency.

(h)	An expression importing a person includes any Corporation, partnership, joint venture, association, corporation or other body corporate and any Government Agency as well as an individual.

(i)
A reference to any thing (including any right) includes a part of that thing but nothing in this clause 1.2(i) implies that performance of part of an obligation constitutes performance of the obligation.

(j)	A reference to a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to, this Deed.

(k)	A reference to any legislation includes all delegated and subordinated legislation made under it and amendments, consolidations, replacements or re-enactments of any of them.

(l)	A reference to a document includes all amendments or supplements to, variations or replacements or novations of, that document.

(m)	A reference to a party to a document includes that party’s successors and permitted assignees, and persons substituted by novation.

(n)	A reference to an agreement other than this Deed includes a Deed and any legally enforceable undertaking, agreement, arrangement or understanding, whether or not in writing.

(o)	A reference to an asset includes all property of any nature, including a business, and all rights, revenues and benefits.

(p)
A reference to liquidation or insolvency includes appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, deregistration, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death.

(q)	A reference to a document includes any agreement in writing, or any certificate, notice, Deed, instrument or other document of any kind.

(r)	No provision of this Deed will be construed adversely to a party because that party was responsible for the preparation of this Deed or that provision.

(s)	Where this Deed confers any power or authority on a person that power or authority may be exercised by that person acting personally or through an agent or attorney.

(t)
An Event of Default is ‘continuing’ or ‘subsisting’ if it has not been remedied to the reasonable satisfaction of the non-defaulting party before a power or right relating to that Event of Default is exercised.

(u)
References to any issue or offer or grant to Shareholders or existing Shareholders ‘as a class’ or ‘by way of rights’ shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or existing Shareholders, as the case may be, other than Shareholders or existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

(v)	If the date on or which any act must be done under this document is not a Business Day, the act must be done by the next Business Day.

1.3	Heter Iska

This Deed is being entered into in accordance with the halachically accepted exemptions on the paying and receiving of interest payments in business transactions known as heter iska.

2	Terms and conditions of the Bonds

2.1	Issue

At Completion, the Corporation must issue to the Bondholder 200 Bonds (Initial Bonds) on the terms and conditions of this Deed, and then a further 100 bonds for each $100,000 advanced by QPL to the Corporation as per the timetable set out in clause 3.3 up to a maximum of 2,500 Bonds.

2.2	General Terms

Each Bond:

(a)	is issued at Face Value and bears interest at the Bond Interest Rate in accordance with clause 9.2;

(b)
constitutes a separate and individual acknowledgement of the indebtedness of the Corporation to the Bondholder in respect of the Redemption Price for the Bond, and all other obligations of the Corporation in respect of each Bond as set out in this Deed; and

(c)	may be:

(i)	repaid early and/or redeemed in accordance with the provisions of clause 12; or

(ii)	converted into Shares of Common Stock in accordance with clause 10.

2.3	Consenting Party

Unless otherwise expressly provided for in this Deed, any matter under this Deed which requires the consent of or a decision to be made by the Bondholders (except for a decision to redeem, exercise or convert (as applicable) any Bonds, Options, Interest Conversion Rights or Outstanding Conversion Rights) will be made where such consent is given or decision is made by the Consenting Party.

2.4	Rights

The Bonds do not entitle Bondholders to have any right to vote at general meetings of the Corporation, to receive dividends or participate in any issue of securities other than in accordance with the terms of this Deed.

3	Completion

3.1	Time and place for Completion

Completion must take place:

(a)	as soon as practical, and in any event within 2 Business Days after the date of this Deed; and

(b)	at the office of the Corporation or at any other place the parties agree.

3.2	Corporation actions at Completion

At Completion, the Corporation must:

(a)	issue the Bondholder the number of Bonds set out in clause 2.1 free and clear from any Encumbrances or other third party rights; and

(b)
ensure that the current directors of the Corporation do not number more than 3 directors, one of them to be Joseph Gutnick as Chairman (without a casting vote), and one of them to be Mordechai Gutnick as joint chief executive officer;

(c)
appoint 3 directors at the direction of QPL upon receipt by the Corporation of consents to act as directors from the 3 proposed directors, one of them to be Sholom Feldman as joint chief executive officer;

(d)
ensure that the same board is mirrored in Paradise upon receipt by Paradise of consents to act as directors from the 3 proposed directors , except with Pnina Feldman as Chairman (without a casting vote); and

(e)
grant 25,000,000 options in the Corporation (Corporate Fee Options) to the Corporate Advisor at 1c exercise price in accordance with clause 11. The options will have an exercise date of 2 years from date of issue.

3.3	Payment of the Principal Sum

a)	The Principal Sum is to be paid by QPL to the Corporation in tranches in accordance with the following timetable:

1)	On or prior to the Completion Date and at the same time as the delivery of the Initial Bonds, the Bondholder must pay, or cause to be paid, to the Corporation, $200,000 in Immediately Available Funds.

2)	$200,000 on 15 December 2015 to purchase a further 200 Bonds.

3)	$100,000 on 28 February 2016 to purchase a further 100 Bonds; and

4)
Five further payments of $100,000 per month payable 31 March 2016, 30 April 2016, 31 May 2016, 30 June 2016 and 31 July 2016, to purchase five further parcels of 100 Bonds (up to 1,000 Bonds in total).

5)	QPL will then determine (in its sole discretion) whether to purchase further Bonds from the Corporation depending on the development of the Corporation at the time.

6)	Subject to 3.3(d) QPL may at any time during the period of 24 months following the Completion Date provide any amount up to the entire $2.5M facility to purchase all 2,500 Convertible Bonds.

b)	The payment of any tranche is subject to no default occurring on this Deed or Event of Default occurring in the Corporation.

c)
Following Completion, the amounts referred to in clauses 3.3(a)(1)-(6) above are debts due to the Corporation by QPL unless an Event of Default occurs, in which case the funds previously advanced and any accrued interest become immediately payable by the Corporation to the Bondholders.

d)
Should QPL default on any of its required payments under this Deed and not remedy the default within 14 days of being notified by the Corporation of the default, then the Corporation will have the immediate right to Early Repayment either by way of cash of the amounts already advanced, or by way of shares at the Bond Conversion Price of the amounts already advanced, at the election of QPL. Upon repayment, the security will then be released, and QPL will not have any further rights to make payments as set out in clauses 3.3 (a) 1) to 6) to the Corporation under this Deed without further agreement with the Corporation. For the avoidance of doubt the required payments refer to the payments in clauses 3.3(a)(1)-(4) only and not any further payments which are to be made at the sole discretion of QPL,

3.4	Documents to be delivered at Completion

At Completion, the Corporation must:

(a)	(Bond Certificate) issue and deliver to the Bondholder a Bond Certificate in the name of the Bondholder;

(b)	(Bond Register) deliver to the Bondholder a certified copy of the Bond Register showing the Bondholder as the registered holder of the Bonds;

(c)	Deliver the General Security Deed signed by the Corporation and Paradise.

3.5	Completion simultaneous

(a)
Subject to clause 3.5(b), the actions to take place as contemplated by this clause 3 are interdependent and must take place, as nearly as possible, simultaneously and will be taken to have occurred simultaneously. If one action does not take place, then without prejudice to any rights available to any party as a consequence:

(i)	there is no obligation on any party to undertake or perform any of the other actions;

(ii)	to the extent that such actions have already been undertaken, the parties must do everything reasonably required to reverse those actions; and

(iii)	the parties must each return to the other all documents delivered to it under this clause 3 and must each repay to the other all payments received by it or made at its direction under this clause 3.

(b)	A party may, in its sole discretion, waive in writing any or all of the actions that another party is required to perform under this clause 3.

(c)	Completion is taken to have occurred when each party has performed its obligations under this clause 3.

3.6	Post Completion actions

Post Completion, and in accordance with the payment schedule set out in clause 3.3(a), the Corporation must:

(a)
(Bond Certificate) issue and deliver to the Bondholder a Bond Certificate in the form of Attachment 1 in the name of the Bondholder in respect of the Bonds purchased under each tranche (other than the Initial Bonds; and

(b)
(Bond Register) deliver to the Bondholder a certified copy of the Bond Register showing the Bondholder as the registered holder of the Bonds purchased under each tranche (other than the Initial Bonds).

4	Denomination and title

4.1	Denomination

The Bonds are denominated in Australian Dollars and are issued at Face Value or integral multiples thereof.

4.2	Title

(a)
Title to a Bond is vested absolutely in the person entered in the Bond Register as the holder of the Bond and passes by transfer and registration in accordance with clause 8, in each case subject to rectification of the Bond Register for fraud or error.

(b)	A Bond registered in the name of more than 1 person is held by those persons as joint tenants.

(c)
The Corporation is entitled to deal exclusively with a Bondholder as if they were (and it will be taken to be) the absolute beneficial owner of a Bond and is not obliged to enter in the Bond Register or otherwise recognise any right to or interest in a Bond other than the title of that Bondholder.

5	Status

The Bonds are direct, unsubordinated, secured obligations of the Corporation and shall rank:

(a)	equally among themselves; and

(b)	as first priority secured obligations ahead of any unsubordinated and unsecured obligations of the Corporation other than those mandatorily preferred by law.

6	Use of proceeds

The Corporation undertakes to the Bondholder that the Principal Amount will be applied for the general working capital purposes of the Corporation.

7	Representations and warranties

7.1	Warranties

(a)	The Corporation represents and warrants to each Bondholder and to QPL as to each of the matters specified in Part 1 of Schedule 1.

(b)	QPL represents and warrants to the Corporation as to each of the matters specified in Part 2 of Schedule 1 as at the date of this Deed and as at the Completion Date.

(c)	The Bondholder represents and warrants to the Corporation as to each of the matters specified in Part 2 of Schedule 1 as at the date of this Deed and as at the Completion Date.

7.2	Repetition of Warranties

The representations and warranties given under clause 7.1(a) by the Corporation are taken to be repeated (by reference to the then current facts and circumstances) on each day on and from the date of this Deed to and including the date on which all moneys owing by the Corporation to each Bondholder is irrevocably paid and satisfied in full to the satisfaction of the Bondholders.

7.3	Reliance

The Corporation acknowledges that the Bondholders have entered into this Deed and the Security in reliance on the representations and warranties given by the Corporation under this Deed.

8	Registration and transfer

8.1	Registration

The Corporation must ensure that a Bond Register is maintained at all times so as to show the names and addresses of each Bondholder, details of the Bonds held by each Bondholder, details of all transfers, redemptions and conversions of the Bonds and such other details as are required to be shown by law or which the Corporation determines should be recorded in the Bond Register.

8.2	Transferability

A Bond may be transferred by a Bondholder without the consent of the Corporation pursuant to this clause 8 provided that the transfer complies with the following provisions:

(a)
the Bondholder complies with all applicable laws and regulations, including the relevant provisions of the Corporations Act and US Law, any other relevant laws or the listing rules of any Relevant Exchange; and

(b)	the transfer is to a sophisticated investor or a professional investor (as those terms are defined in the Corporations Act).

8.3	Transfer procedures

(a)
A Bondholder may request the transfer of a Bond or Bonds by lodging with the Corporation a Transfer Form, together with the Bond Certificate (if any) for the Bonds to be transferred and a Deed of Acknowledgement from the Incoming Bondholder.

(b)
Subject to this clause 8, upon receipt by the Corporation of a properly completed Transfer Form together with the Bond Certificate (if any) for the Bonds to be transferred and a Deed of Acknowledgement from the Incoming Bondholder, the Corporation will:

(i)	within 3 Business Days, enter the transferee’s name in the Bond Register; and

(ii)
within 5 Business Days, deliver a Bond Certificate to the transferee in respect of the Bond or Bonds transferred and, in the case of a transfer of only part of the Bond or Bonds represented by the existing Bond Certificate, deliver a new Bond Certificate to the transferor for the untransferred balance of such Bonds.

(c)	The transferor of a Bond remains the holder of that Bond until the name of the transferee is recorded in the Bond Register as the holder of that Bond.

8.4	Estates

A person becoming entitled to a Bond as a consequence of the death or bankruptcy of a Bondholder or of a vesting order, or a person administering the estate of a Bondholder and entitled by law to do so, may apply for the transfer of the Bond as if it was the holder of the Bond or, if so entitled, become registered as the holder of the Bond upon producing such evidence as to that entitlement or status as the Corporation considers sufficient and complying with all applicable laws and regulations.

9	Maturity and Interest

9.1	Payment of Redemption Price on the Maturity Date

On the Maturity Date the Corporation must pay each Bondholder the Redemption Price in respect of each Bond not fully converted by the Maturity Date in Immediately Available Funds.

9.2	Interest

(a)	The Corporation agrees to pay interest on the Face Value of each Bond (or part thereof to the extent the Bond has not been converted or repaid in full) at the Bond Interest Rate, payable:

(i)	on each anniversary of the Completion Date until the Maturity Date, the Conversion Date or the date of redemption of that Bond (whichever first occurs); and

(ii)	on the earlier of:

(A)	the Maturity Date;

(B)	the Conversion Date in respect of each Bond;

(C)	the date of any early repayment of each Bond in accordance with clause 12.1; or

(D)	the date of redemption of each Bond in accordance with clause 12.2.

(b)
Interest accrues daily on the Face Value of each Bond (or part thereof if the Bond has not been converted or repaid in full) from the Completion Date until the date specified in clause 9.2(a)(ii), capitalises annually and is calculated on the actual number of days elapsed and on the basis of a 365 day year.

(c)
Each Bondholder is entitled at any time prior to the conversion or redemption of a Bond at its election to convert all or part of any outstanding accrued and unpaid interest into Shares of Common Stock at the Conversion Price (Interest Conversion Right). An Interest Conversion Right may only be exercised in accordance with clause 10.4.

(d)
If payment of the Face Value and all accrued and unpaid interest from time to time payable by the Corporation in respect of a Bond under this Deed is improperly withheld or refused on the required payment date, interest for the period commencing on the day upon which payment fell due will continue to accrue daily, capitalise and be payable in accordance with the provisions of this clause 9.2, but at the Bond Default Interest Rate until the day on which all sums due in respect of the Bond up to that day are received by or on behalf of the relevant holder of the Bond.

10	Conversion

10.1	Conversion Right

(a)
With effect from the Completion Date the Corporation irrevocably grants to each Bondholder the right (Conversion Right) to convert the whole or any part of each Bond held by them (Conversion Property) into a number of Shares of Common Stock  determined by dividing the Face Value of the Bond, or part thereof, to be converted, by the Conversion Price.

(b)	A Conversion Right may only be exercised in accordance with clause 10.4.

(c)	Where the total number of Conversion Property calculated in accordance with clause 10.1(a) results in a fraction of a Share of Common Stock, that fraction will be rounded down and disregarded.

10.2	Conversion Price adjustment for reorganisation events

(a)
Subject to the Rules of any Relevant Exchange, the by-laws of the Corporation and law, if there is any reorganisation of the Shares of Common Stock (including any consolidation, subdivision, reduction, buy-back or return of capital) or bonus issue, the Conversion Property and/or the Conversion Price will be adjusted in the same manner as the Shares of Common Stock and in a manner which will not result in:

(i)	any detriment being suffered by each Bondholder which is not suffered by the holders of Shares of Common Stock; and

(ii)	any benefit being conferred on the holders of Shares of Common Stock which is not conferred on each Bondholder,

subject to any reasonable provisions with respect to the rounding of entitlements as apply to Shares of Common Stock under the reorganisation or bonus issue.

(b)	The adjustment referred to in clause 10.2(a) shall become effective on the date of the relevant reorganisation of the Shares of Common Stock or bonus issue (as applicable).

10.3	Application of the adjustment provisions

(a)
The Corporation must make, and give notice of, any required adjustments to the Conversion Property and/or Conversion Price to the Bondholders within 3 Business Days of the occurrence of the relevant event described in clause 10.2. If a Bondholder disputes the adjustment to the Conversion Property and/or Conversion Price, the dispute is to be dealt with in accordance with clause 18.

(b)	All adjustment calculations to the Conversion Property and Conversion Price are to be made using figures to 4 decimal places.

(c)	In no event shall the Conversion Price be increased, or the Conversion Property decreased, under clause 10.2 except where required by the listing rules or law.

(d)
No adjustment will be made to the Conversion Property and/or Conversion Price under clause 10.2 that will adversely affect the rights or entitlements of a Bondholder and/or the economic benefit that a Bondholder is entitled to derive as at the date of this Deed and as contemplated by the transaction set out in this Deed, disregarding the operation of clause 10.2.

(e)
However, if following the occurrence of any of the events described in clause 10.2, and notwithstanding that an adjustment was not made to the Conversion Property and/or Conversion Price, if such an event adversely affects the rights or entitlements of  a Bondholder and/or the economic benefit that a Bondholder is entitled to derive as at the date of this Deed and as contemplated by the transaction set out in this Deed (disregarding the operation of clause 10.2), an adjustment must be made to the Conversion Property and/or Conversion Price to remove any such adverse effect.

(f)
Where there would otherwise be an adjustment to the Conversion Property and/or Conversion Price under clause 10.2 and any other adjustment provision in clause 10.2 would also apply, the relevant adjustment provision which applies is the provision which results in the greatest reduction to the Conversion Price and the greatest increase to the Conversion Property.

(g)
In the event of any adjustment to the Conversion Property and/or Conversion Price, the Corporation must issue and deliver to each Bondholder within 3 Business Days from the adjustment, a new Bondholder Certificate in the form of Attachment 1 in the name of each Bondholder in respect of the number of Bonds they hold clearly stating the adjusted Conversion Price and/or rights to Conversion Property.

10.4	Conversion procedures

(a)
A Bondholder may exercise the Conversion Rights, the Interest Conversion Rights and the Outstanding Conversion Rights (as applicable) held by them by delivering to the Corporation during normal business hours on any Business Day after the Completion Date but on or prior to the Maturity Date a Conversion Notice, together with the Bond Certificate for the Bonds relating to a Conversion Right or Interest Conversion Right or Outstanding Conversion Rights.

(b)	A Conversion Notice, once delivered, is irrevocable.

(c)	Upon receipt of the Conversion Notice, the Corporation must comply with the Conversion Notice by:

(i)	redeeming the number of Bonds specified in the Conversion Notice for the Conversion Price;

(ii)
applying the Conversion Price as subscription funds for the Conversion Property which is to be issued to the Bondholder at the Conversion Price on or before the Conversion Date in accordance with clause 10.4(d);

(iii)
if in respect of the exercise of a Conversion Right and/or an Interest Conversion Right, the Bonds relating to that Conversion Right or Interest Conversion Right are to be cancelled or, if the exercise is in respect of only part of the Bonds, the Face Value of the Bonds shall be reduced by the amount in respect of which the Conversion Right or Interest Conversion Right is exercised.

(d)
Shares of Common Stock to be issued on exercise of Conversion Rights, Interest Conversion Rights or Outstanding Conversion Rights (as applicable) will be issued as specified in the Conversion Notice, either in the name of the relevant Bondholder (or as directed by the Bondholder in the relevant Conversion Notice) on or before the Conversion Date.

(e)
If the Bond Certificate delivered to the Corporation under clause 10.4(a) related to Bonds which have not been fully converted in accordance with this Deed, the Bond Certificate will be cancelled and a new Bond Certificate for the balance of the Bonds which are not converted will be issued and delivered to the relevant Bondholder at the address stipulated for that Bondholder in the Bond Register or as notified in writing by that Bondholder.

10.5	Shares of Common Stock to be fully paid and equal ranking

Shares of Common Stock to be issued as Conversion Property:

(a)	will be fully paid and free from Encumbrance; and

(b)
will in all respects rank pari passu with the Shares of Common Stock on issue on the relevant Conversion Date other than the Shares of Common Stock will only be able to be sold in  compliance with US Law.

11	The Corporate Fee Options

11.1	The Corporate Fee Options

(a)
In consideration for the Corporate Advisor arranging the subscription of the Bonds by the Bondholder and the payment of the Principal Sum on the Completion Date, the Corporation irrevocably grants to the Corporate Advisor on the Completion Date 25,000,000 Corporate Fee Options free and clear from any Encumbrances or other third party rights.

(b)
An Option is only exercisable by the holder of those Options (Optionholder) in accordance with the provisions of this clause 11 and may only be exercised at anytime within the period commencing on the Completion Date and ending at 5pm Melbourne time on the date that is 2 years after that date (Option Exercise Period).

11.2	Exercise of the Corporate Fee Options

(a)
The Options may be exercised by an Optionholder delivering to the Corporation at any time within the applicable Option Exercise Period an Option Exercise Notice together with the Option Certificate relating to Options for which that Option Exercise Notice has been issued.

(b)
On or before the Option Exercise Date, the Corporation must issue to the relevant Optionholder (or its nominee) exercising any Options, all of the required Shares of Common Stock in respect of the Options being exercised free from Encumbrance. The Shares of Common Stock issued by the Corporation can only be sold in accordance with US Law.

(c)
The Corporation is not obligated to issue any Shares of Common Stock unless and until it receives from the Optionholder an amount in Immediately Available Funds equal to the Option Exercise Price multiplied by the number of Shares of Common Stock which the Optionholder calls to be issued in the Corporation as a result of the exercise of the Options in the Option Exercise Notice.

11.3	Terms of the Corporate Fee Options

(a)	If an Optionholder validly exercises an Option then on or before the Option Exercise Date the Corporation must:

(i)	issue all of the required Shares of Common Stock in respect of the exercise of the Option to the Optionholder (or its nominee); and

(ii)
Shares of Common Stock to be issued on exercise of an Option will be issued Corporation in the name of the relevant Optionholder or as directed in the relevant Option Exercise Notice on or before the Option Exercise Date.

(b)
If an Option Certificate delivered to the Corporation under clause 11.2(a) related to Options which have not been exercised in accordance with this Deed, the Option Certificate will be cancelled and a new Option Certificate for the balance of the Options which are not exercised will be issued and delivered to the relevant Optionholder at the address stipulated for that Optionholder in the option register for the Corporation (Option Register) or as notified in writing by that Optionholder.

11.4	Adjustment to the Option Exercise Price and exercise rights

Subject to any required action by the stockholders of the Corporation, the number of Shares of Common Stock covered by each outstanding Option, and the per Share of Common Stock exercise price of each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the Shares of Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Corporation.

11.5	Transferability

An Option may be transferred by an Optionholder without the consent of the Corporation pursuant to this clause 11.5 provided that the transfer complies with the following provisions:

(a)	the Optionholder complies with all applicable laws and regulations,; and

(b)	the transfer is to a sophisticated investor or a professional investor (as those terms are defined in the Corporations Act).

11.6	Transfer procedures

(a)
An Optionholder may request the transfer of an Option or Options held by them by lodging with the Corporation a Transfer Form, together with the Option Certificate (if any) for the Options to be transferred. A transfer of Options must comply with US Law.

(b)	Subject to this clause 11.6, upon receipt of the Transfer Form, the Corporation must:

(i)	within 3 Business Days, enter the transferee’s name in the Option Register; and

(ii)
within 5 Business Days, deliver an Option Certificate to the transferee in respect of the Option or Options transferred and, in the case of a transfer of part only of the Options represented by the existing Option Certificate, deliver a new Option Certificate to the transferor for the untransferred balance of such Options.

(c)	The transferor of an Option remains the holder of that Option until the name of the transferee is recorded in the Option Register as the holder of that Option.

11.7	Estates

A person becoming entitled to an Option as a consequence of the death or bankruptcy of an Optionholder or of a vesting order, or a person administering the estate of an Optionholder and entitled by law to do so, may apply for the transfer of the Option as if it was the Optionholder or, if so entitled, become registered as the Optionholder upon producing such evidence as to that entitlement or status as the Corporation considers sufficient and complying with all applicable laws and regulations.

12	Early repayment, redemption and cancellation

12.1	Early repayment

(a)
If at any time following the date of this Deed, QPL or a Bondholder (as a result of QPL transferring its rights and obligations under this Deed) is in default in accordance with clause 3.3(d), the Corporation may elect to repay part of or all of the Bonds by giving each Bondholder 10 Business Days (Early Repayment Notice Period) notice in writing (Early Repayment Notice) and request of the Bondholders to nominate whether it would like to be repaid in cash or in shares of the Corporation at the Conversion Price.

(b)
If the Corporation elects to repay part (but not all) of the Bonds in accordance with this clause 12.1, the Corporation must pay the amount of monies being repaid to the Bondholders in proportion to the number of Bonds they hold.

(c)
If the Corporation elects to repay all (but nor part) of the Bonds in accordance with this clause 12.1, the Corporation may require any Security Interests held by the Bondholders to be discharged pursuant to the terms of the Security.

(d)	An Early Repayment Notice, once delivered, is irrevocable unless agreed otherwise with the Bondholder.

(e)
If the Corporation elects to repay part of or all of the Bonds early in accordance with this clause 12.1, the Corporation must on the next Business Day after the end of the Early Repayment Notice Period pay each Bondholder in Immediately Available Funds or Shares of Common Stock at the Conversion Price depending upon the election of the relevant Bondholder, the Redemption Price plus any interest due in respect of each Bond held by that Bondholder that is being repaid early by the Corporation, or the amount of each Bond being repaid plus any interest due in respect of each Bond being repaid if the Bond is not being repaid in full;

(f)
If the Bondholders fail to elect a repayment method within 10 business days of a Notice being sent to the Bondholders, then the Corporation may then make the election on behalf of the Bondholders, such election being final.

12.2	Redemption on an Event of Default

(a)
If an Event of Default is subsisting, the Corporation must immediately notify each Bondholder, and each Bondholder may require the Corporation to redeem any or all Bonds held by that Bondholder on the Event of Default Redemption Date by giving notice (Event of Default Redemption Notice) to the Corporation specifying that the Bondholder requires Bonds to be redeemed in accordance with this clause 12.2.

(b)
The Event of Default Redemption Date is the date 3 Business Days after the date the Corporation has received an Event of Default Redemption Notice from a Bondholder under this clause 12.2 (Event of Default Redemption Date).

(c)
A notice under this clause 12.2 is irrevocable and on the relevant Event of Default Redemption Date the Corporation must redeem the relevant Bonds the subject of the Bondholder’s Event of Default Redemption Notice by paying in Immediately Available Funds the relevant Bondholder.

(d)
If the Corporation is required to redeem any Bonds held by a Bondholder in accordance with this clause 12.2, on the first Event of Default Redemption Date after the date of this Deed the Corporation must pay the Bondholder the Event of Default Fee in Immediately Available Funds.

(e)	The Bondholder may at its sole discretion and election to choose to be repaid wholly or partly by way of Shares of Common Stock at the Conversion Price.

12.3	Cancellation

(a)	Each Bond is cancelled and of no further force and effect upon:

(i)	the Bond being repaid by the Corporation in accordance with clause 12.1;

(ii)	the Bond being redeemed by the Corporation in accordance with clause 12.2; or

(iii)
the Conversion Rights in respect of the whole (but not part of) the Bond having been exercised (save that the Corporation remains bound to fully perform its obligations with respect to such exercise and conversion including in respect of all Interest Conversion Rights).

(b)
Bond Certificates presented or delivered for the repayment, redemption, conversion or transfer of a Bond are, subject to repayment, redemption, conversion or transfer being effected, taken to be surrendered and may be cancelled or destroyed by the Corporation.

(c)
For the avoidance of doubt, the cancellation of a Bond in accordance with this clause 12.3 is without prejudice to the rights attaching to, and the obligations of the Corporation in respect of any further Conversion Rights and/or Interest Conversion Rights granted to each outstanding Bondholder in accordance with this Deed (including in relation to all rights to the future adjustment of the Conversion Property and/or Conversion Price in respect of any outstanding Bonds.

13	Payments

13.1	Principal

Payment of Face Value and other amounts (including all accrued and unpaid interest from time to time payable by the Corporation) in respect of the Bonds must be made to the Bondholders shown in the Bond Register at the Record Time on the Record Date for such payment, unless otherwise expressly provided for in this Deed.

13.2	Other amounts

Payments of all amounts other than as provided in clause 13.1 must be made as provided in this Deed.

13.3	Payments

Each payment in respect of this Deed must be made by transfer to an Australian dollar account as notified to the Corporation by the relevant Bondholder (or as otherwise applicable) by no later than the relevant Record Date, unless otherwise expressly provided for in this Deed.

13.4	Fractions

Payments to Bondholders will be rounded down to the nearest cent and the remainder disregarded.

13.5	Adjustment of dates for payment

(a)	If a payment on a Bond is due to be made on a day which is not a Business Day, the due date for that payment will be the following Business Day but no adjustment will be made to the amount due.

(b)
If a payment on a Bond is due to be made to an account on a Business Day on which banks are not open for general banking business in the city in which the account is located, a Bondholder is not entitled to the payment until the next Business Day on which banks in such city are open for general banking business and is not entitled to any additional interest or other payment in respect of the delay.

13.6	Payments in gross

Subject to clause 14, all payments which the Corporation is required to make in respect of this Deed must be made without:

(a)	set-off or counterclaim; or

(b)	any deduction or withholding for any tax or any other reason unless the Corporation is required to make the deduction or withholding by applicable law.

14	Taxation

14.1	Required Deduction or Withholding

If the Corporation is required to make a deduction or withholding in respect of any tax assessed, levied, imposed or collected by a Government Agency of the Commonwealth of Australia (or any other jurisdiction in which it is domiciled or resident or to whose taxing authority it is subject) or any political subdivision therein or thereof (Relevant Tax), the Corporation must:

(a)	pay the amount deducted or withheld to the appropriate Government Agency as required by law; and

(b)
pay to the relevant Bondholder such additional amount (Additional Amount) as may be necessary to ensure that the relevant Bondholder receives when due a net amount (after any deduction or withholding of any Relevant Tax in respect of each Additional Amount) equal to the full amount it would have received if the deduction or withholding had not been made.

14.2	GST

(a)	Terms defined in the GST Act have the same meaning in this clause 14.2 unless provided otherwise.

(b)
Notwithstanding any other provision of this Deed or the Security, in the event that a Bondholder must pay any GST on any supply made by it to the Corporation under or in connection with this Deed or the Security, the relevant Bondholder may, in addition to any amount or consideration payable under this Deed or the Security, recover from the Corporation an additional amount on account of that GST, such amount to be calculated by multiplying the relevant amount or consideration payable by the recipient for the relevant supply by the prevailing GST rate.

(c)
Notwithstanding any other provisions of this Deed or the Security, in the event that a Bondholder must pay any GST in relation to a Taxable Supply that is made to it under or in connection with this Deed or the Security, the relevant Bondholder may in addition to any other amounts, recover from the Corporation that GST less the amount of any input tax credit to which the indemnitee is entitled in respect of that payment.

(d)
A Bondholder must issue a tax invoice to the recipient of a supply referred to in clause 14.2(b) no later than 10 Business Days after payment by the recipient of the GST inclusive consideration for that supply.

(e)
Any additional amount on account of GST recoverable from the Corporation pursuant to clause 14.2(b) or clause 14.2(c) shall be calculated without any deduction or set off of any other amount and is payable by the Corporation upon demand by the relevant Bondholder whether such demand is by means of an invoice or otherwise.

15	Events of Default

15.1	Specific Events of Default

A Bondholder may give notice to the Corporation that Bonds held by that Bondholder shall become due and repayable in accordance with clause 12.2 if any of the following events (each an Event of Default) is subsisting:

(a)
any material representation, warranty or statement made or repeated in or in connection with this Deed or the Security by the Corporation is untrue or misleading (whether by omission or otherwise) in any material respect when so made or repeated or becomes untrue or misleading (or, in the case of financial forecasts, unfair or unreasonable) in any material respect when taken as a whole;

(b)	the Corporation breaches any material term or any of its material obligations to a Bondholder under this Deed or the Security and:

(i)	that breach in the reasonable opinion of the Consenting Party is not capable of remedy; or

(ii)	if, in the reasonable opinion of the Consenting Party that failure is capable of remedy, it is not remedied within 15 days after the Consenting Party requests that it be remedied;

(c)
any litigation is commenced against the Corporation or any of its Subsidiaries which has, or is likely to have, a Material Adverse Effect or results, or is likely to result, in a Material Adverse Change not including current lawsuits disclosed to Noteholder prior to entering into this Deed;

(d)
a final judgment or judgments of an Australian or USA court or courts of competent jurisdiction for the payment of money aggregating in excess of $1,000,000 (or its equivalent in the relevant currency of payment) are rendered against the Corporation or any Subsidiary and not stayed pending appeal within 21 days after entry thereof;

(e)
a material distress, attachment, execution or other legal process is levied or enforced on or against any of the property, assets or revenues of the Corporation or any Subsidiary (individually or in the aggregate) which is not discharged, removed, stayed or paid within 21 days or a receiver, receiver and manager, administrative receiver or similar officer is appointed to the Corporation or a Subsidiary or any of their respective assets of undertakings;

(f)	an Insolvency Event occurs in respect of the Corporation or any Subsidiary.

(g)
the Corporation or any Subsidiary fails to comply in a material manner with the provisions of the Corporations Act or the rules of any Relevant Exchange which has, or is likely to have, a Material Adverse Effect or results, or is likely to result, in a Material Adverse Change.

(h)
the Corporation does not adjust the Conversion Property, the Conversion Price, the Option Exercise Price and/or the number of Shares of Common Stock to be issued to a Bondholder, an Optionholder or their respective nominees upon the conversion and/or exercise of any Bonds, Options, Interest Conversion Rights and/or Outstanding Conversion Rights in accordance with the terms set out in this Deed (including under clauses 10.1, 10.2, 10.3 or Error! Reference source not found.;

(i)
a material exploration or mining licence or permit held by the Corporation or any Subsidiary is revoked, not renewed or otherwise ceases to be held by the Corporation or the Subsidiary (for whatever reason) which has, or is likely to have, a Material Adverse Effect or results, or is likely to result, in a Material Adverse Change;

(j)	a Material Adverse Change occurs in respect of the Corporation and/or any of its Subsidiaries as a whole; and

(k)	there is any change to the composition of the board of either Legend or Paradise as set out in clause 3.2 without the consent of the Bondholder;

15.2	Notice of Event of Default

The Corporation must give written notice to QPL and each Bondholder as soon as it becomes aware of any Event of Default occurring or being reasonably likely to occur.

16	Undertakings and special conditions

16.1	Affirmative undertakings

The Corporation must:

(a)
promptly notify each Bondholder and Optionholder (as applicable) of any adjustment or potential grounds for an adjustment to the Conversion Property, the Conversion Price, the Option Exercise Price and/or the number of Shares of Common Stock to be issued to each Bondholder, Optionholder and/or their respective nominees upon the conversion and/or exercise of any Bonds, Options, Interest Conversion Rights and/or Outstanding Conversion Rights in accordance with this Deed (including under clauses 10.2, 10.3 or Error! Reference source not found.); and

(b)	comply in all material respects with all laws and stock exchange requirements applicable to it or any of its Subsidiaries;

16.2	Negative undertakings

For so long as any Bond remains outstanding or any Conversion Right or Outstanding Conversion Right remains exercisable, the Corporation must not, and must procure that its Subsidiaries do not without the prior written consent of the Consenting Party:

(a)	sell, assign, transfer or otherwise dispose of or cease to hold, or part with possession of, or create a right to or an interest in:

(i)	a Material Asset;

(ii)	in any case where such transaction does not occur on arm’s length terms and fair market terms, an asset which is not a Material Asset,

including by way of creation of an Encumbrance or Standard Guarantee or indemnity over such asset other than on terms approved by the Consenting Party;

(b)	make or pay any Dividend unless:

(i)	with the consent of the Consenting Party to the payment of such Dividend; and

(ii)	a corresponding amount of interest is paid on the Bonds in accordance with clause 9.2; and

(c)	incur or permit to be outstanding Financial Indebtedness in aggregate in excess of $1,000,000.

16.3	Other undertakings

For so long as any Bond remains outstanding or any Conversion Right or Outstanding Conversion Right remains exercisable, the Corporation, without the prior written consent of the Consenting Party:

(a)	must not issue or pay up any Marketable Securities;

(b)
must not modify the rights attaching to the Shares of Common Stock with respect to voting, dividends or liquidation nor issue any other class of share capital but so that nothing in this clause 16.3(b) shall prevent:

(i)	any consolidation, reclassification, reorganisation (including reconstructions and buy-backs) or subdivision of the Shares of Common Stock; or

(ii)	any modification of such rights which is not materially prejudicial to the interests of the holders of the Bonds;

where prior thereto the Corporation shall have determined that no adjustment to the Conversion Property, the Conversion Price, the Option Exercise Price and/or the number of Shares of Common Stock to be issued to each Bondholder, Optionholder and/or their respective nominees upon the conversion and/or exercise of any Bonds, Options and/or Interest Conversion Rights (as applicable) in accordance with the terms set out in this Deed (including under clauses 10.2, 10.3, or Error! Reference source not found.) is required;

(c)
must procure that no Marketable Securities (whether issued by the Corporation or any Subsidiary of the Corporation or procured by the Corporation or any Subsidiary of the Corporation to be issued or issued by any other person pursuant to any arrangement with the Corporation or any Subsidiary of the Corporation) issued without rights to convert into, or exchange or subscribe for, Shares of Common Stock shall subsequently be granted such rights;

(d)
must not make any issue, grant or distribution or any other action taken if the effect thereof would be that, on the exercise of any Conversion Rights and/or Interest Conversion Rights, Shares of Common Stock could not, under any applicable law then in effect, be legally issued as fully paid;

(e)	must not reduce its issued share capital, or any uncalled liability in respect thereof, or any non-distributable reserves, except:

(i)	pursuant to the terms of issue of the relevant share capital;

(ii)	by way of transfer to reserves as permitted under applicable law;

provided that all the other requirements of the other provisions of this Deed are complied with;

(f)	must not sell, assign, transfer or otherwise dispose of or part with possession of any securities with a value of more than $250,000 it holds in any other entity;

(g)	must not procure any other financing into the Corporation;

(h)
must not change the jurisdiction in which it is domiciled or resident or to whose taxing authority it is subject generally unless it would not thereafter be required pursuant to then current laws and regulations to withhold or deduct for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of such jurisdiction or any political subdivision thereof or therein having power to tax in respect of any payment on or in respect of the Bonds;

(i)	must take commercially reasonable actions to ensure that its issued and outstanding Shares of Common Stock are quoted on the OTC markets; and

(j)
must not take any action, and must procure that no action is taken, that would otherwise result in the inability to issue Shares of Common Stock on conversion as fully paid or otherwise comply with this Deed.

17	Information

17.1	Confidentiality

Each party (recipient) must keep secret and confidential, and must not divulge or disclose any information relating to another party or its business (which is disclosed to the recipient by the other party, its representatives or advisers), this Deed or the terms of the Bonds or Options other than to the extent that:

(a)	the information is in the public domain as at the date of this Deed (or subsequently becomes in the public domain other than by breach of any obligation of confidentiality binding on the recipient);

(b)
the recipient is required to disclose the information by applicable law, order of court of competent jurisdiction, order of Government Agency having the power to do so or the rules of any recognised stock exchange on which its shares or the shares of any of its related bodies corporate are listed, provided that the recipient has to the extent possible having regard to the required timing of the disclosure consulted with the provider of the information as to the form and content of the disclosure;

(c)
the disclosure is made by the recipient to its financiers or lawyers, accountants, investment bankers, consultants, investors, potential investors, or other professional advisers to the extent necessary to enable the recipient to properly perform its obligations under this Deed or to conduct their business generally, in which case the recipient must ensure that such persons keep the information secret and confidential and do not divulge or disclose the information to any other person;

(d)	the disclosure is required for use in legal proceedings regarding this Deed or the Bonds; or

(e)	the party to whom the information relates has consented in writing before the disclosure.

17.2	Extent of obligation

Each recipient must ensure that its directors, officers, employees, agents, investors, potential investors, representatives, financiers, advisers and related bodies corporate comply in all respects with the recipient’s obligations under clause 17.1.

17.3	U.S. Securities Laws

Bondholder hereby acknowledges that the Bondholder is aware that United States securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

18	Disputes

18.1	No arbitration or court proceedings

If a dispute arises out of or in relation to this document (Dispute) no party to the Dispute (Disputant) will start arbitration or court proceedings (except proceedings seeking interlocutory relief) unless it has complied with this clause 18.

18.2	Notice

A party claiming that a Dispute has arisen must notify each other Disputant in writing giving details of the Dispute and its proposal for a resolution.

18.3	Initial Period

For a 7 day period after a notice is given (Initial Period) each Disputant must use all reasonable endeavours to resolve the Dispute and an Authorised Officer of each Disputant will meet within the first 5 days of that period with that aim.

18.4	Appointment of Expert

If the Dispute remains unresolved at the end of the Initial Period, it must be referred, by written notice from a Disputant to each other Disputant, to an Expert:

(a)	agreed on by the Disputants; or

(b)	if agreement is not reached within 7 days of the notice for referral, appointed by the then president of the Institute of Arbitrators & Mediators Australia or his or her duly appointed deputy.

18.5	Role of Expert

The Expert will act as an expert and not as an arbitrator. The decision of the Expert will be final and binding on all Disputants in the absence of manifest error.

18.6	Timeframe

Each Disputant will use all reasonable endeavours to ensure that the Expert is able to make a decision as soon as is practical, including, but not limited to, providing the Expert with all information relevant to the Dispute.

18.7	Confidentiality

Any information or documents disclosed by a Disputant under this clause must be kept confidential and may not be used except to attempt to resolve the Dispute.

18.8	Costs

Each party must bear their individual costs of complying with this clause 18 and the Expert’s costs will be paid by the party that appointed the expert however if the expert is appointed as set out in clause 18.4 (b), the parties shall bear the cost of the expert in equal portions..

18.9	Breach of this clause

If, in relation to a Dispute, a Disputant breaches any provision of clauses 18.1 to 18.8, each other Disputant need not comply with those clauses in relation to that Dispute.

19	Amendments

19.1	Amendment with consent

This Deed may only be amended or varied with the consent of the Corporation and the Bondholder Majority in which case it shall be binding on all parties.

19.2	Notice of amendments

The Corporation must promptly give to each Bondholder and QPL a copy of any variation to this Deed as soon as reasonably practicable after that variation is made.

20	Notices

20.1	Method

All notices, requests, demands, consents, approvals, offers, agreements or other communications (notices) given by a party under or in connection with this document must be:

(a)	in writing;

(b)	signed by the party giving notice or a person duly authorised by that party;

(c)	directed to the recipient’s address (as set out in clause 20.3 or as varied by any notice); and

hand delivered, sent by prepaid post or transmitted by facsimile to that address.

20.2	Receipt

A notice given in accordance with this clause is taken as having been given and received:

(a)	if hand delivered, on delivery;

(b)	if sent by prepaid post:

(i)	within Australia, on the second Business Day after the date of posting;

(ii)	to or from a place outside Australia, on the seventh Business Day after the date of posting; or

(c)	if transmitted by facsimile, at the time recorded on the transmission report indicating successful transmission of the entire notice,

but if the delivery or transmission is not on a Business Day or is after 5.00pm (recipient’s time) on a Business Day, the notice is taken to be received at 9.00am (recipient’s time) on the next Business Day.

20.3	Address of Parties

Unless varied by notice in accordance with this clause 20, the parties’ addresses and other details are:

Party:	QPL
Attention:	Company Secretary or Sholom Feldman
Address:	67 Penkivil Street, Bondi NSW 2026
Fax:	61 2 9291 9099
Email:	sholomfeldman@gmail.com

Party:	Legend and Paradise
Attention:	Corporation Secretary or

By Hand
Address:	Level 8, 580 St Kilda Road Melbourne VIC 3004

By Mail
Address:	PO Box 6315, St Kilda Road central, Melbourne VIC 3004

Fax:	61 3 8532 2805
Email:	legendinfo@axisc.com.au

20.4	Requirement for written notice

For the avoidance of doubt, the requirement in clause 20.1(a) applies to all notices unless expressly excluded and no implication to the contrary is to be drawn from the use of the expressions “written” or “in writing” in relation to some but not all notices.

21	Governing law and jurisdiction

(a)	The Bonds, the Options and this Deed are governed by the laws of Victoria.

(b)	The Corporation irrevocably submits to the non-exclusive jurisdiction of the courts of Victoria.

(c)	The Corporation irrevocably waives any objection to the venue of any legal process in or of the courts of Victoria on the basis that the process has been brought in an inconvenient forum.

22	General matters

22.1	Costs and duties

(a)
The Corporation must bear all reasonable legal, accounting and other costs for the preparation and execution of this Deed, the Security and any instrument or transaction contemplated by this Deed, and indemnify each Bondholder against, and must pay on demand the amount of, any such costs or liabilities that are due and payable.

(b)
The Corporation must bear and is responsible for all Taxes, duties, stamp duties or other similar imposts on or in respect of this Deed, the Security and any instrument or transaction contemplated by this Deed, and indemnify each Bondholder against, and must pay on demand the amount of, any such costs or liabilities that are due and payable.

22.2	Waiver

No party to this Deed may rely on the words or conduct of any other party as a waiver of any right unless the waiver is in writing and signed by the party granting the waiver.

The meanings of the terms used in this clause 22.2 are set out below.

Term	Meaning

conduct	includes delay in the exercise of a right.

any right arising under or in connection with this Deed and includes the right to rely on this clause.

includes an election between rights and remedies, and conduct which might otherwise give rise to an estoppel.

22.3	Invalidity and enforceability

(a)
If any provision of this Deed is invalid under the law of any jurisdiction the provision is enforceable in that jurisdiction to the extent that it is not invalid, whether it is in severable terms or not.

(b)
Clause 22.3(a) does not apply where enforcement of the provision of this Deed in accordance with clause 22.3(a) would materially affect the nature or effect of the parties’ obligations under this Deed.

22.4	Severance

If any provision of this Deed is void, illegal or unenforceable, it may be severed without affecting the enforceability of the other provisions in this Deed.

22.5	Further action to be taken at each party’s own expense

Subject to clause 22.1, each party must, at its own expense, do all things and execute all documents necessary to give full effect to this Deed and the transactions contemplated by it.

22.6	Further Assurance

Each party must do or cause to be done all things necessary or reasonably desirable to give full effect to this Deed, the Security and the transactions contemplated by this Deed and the Security (including, but not limited to, the execution of documents and effectiveness and perfection of the Security).

22.7	Cumulative rights

The rights, powers, authorities, discretions and remedies which arise out of or under this Deed are cumulative and do not exclude any other rights, powers, authorities, discretions and remedies of a party (including those which arise as a result of a breach of this Deed or of any other obligation).

22.8	Assignment

(a)	Each Bondholder and Optionholder may assign each of their rights under this Deed without the consent of the Corporation , subject to compliance with U.S. laws.

(b)	The Corporation must not assign any of its rights under this Deed without the prior written consent of the Consenting Party.

23	Guarantee

23.1	Obligations Guaranteed

The Guarantor unconditionally guarantees to the Bondholder:

(a)	the due and punctual payment by the Corporation of:

(i)	all moneys due and payable or from time to time that become due and payable to the Bondholder by the Corporation pursuant to or in connection with this Deed; and

(ii)
all other moneys which the Corporation either alone or jointly with any other person now or from time to time is or becomes actually or contingently liable to pay to the Bondholder pursuant to or in connection with this Deed; and

(b)
the due and punctual observance and performance by the Corporation of all its other liabilities, obligations and agreements (whether contingent, prospective or actual) to the Bondholder pursuant to or in connection with any other agreement.

23.2	Result of Non Payment

If the Corporation defaults in the due and punctual payment of the moneys referred to in clause 23.1(a), or any part of them, the Guarantor must pay those moneys to the Bondholder or as directed by the Bondholder, immediately on demand.

23.3	Result of Non-Performance

If the Corporation defaults or fails in the due and punctual observance and performance of any of its liabilities, obligations and agreements referred to in clause 23.1, the Guarantor must indemnify the Bondholder immediately against all losses, damages, costs and expenses which may be incurred, suffered or sustained by the Bondholder by reason of the default or failure on the part of the Corporation and must pay to the Bondholder immediately upon demand the amount of the losses, damages, costs and expenses which the Bondholder may incur, suffer or sustain as a result of the default or failure, whenever and as often as the default or failure occurs.

23.4	Continuing Guarantee

This Guarantee is a continuing guarantee and is irrevocable until discharged pursuant to the terms of this Deed.

23.5	Security

(a)
As security for the performance of the Guarantor’s obligations under clauses 23.1 to 23.3 and the due and punctual payment of all moneys due and payable under this Deed, the Guarantor charges in favour of the Bondholder by way of a General Security Deed, all the property it owns, including but not limited to, its phosphate project in Queensland (Property), with payment of monies due under this Deed, and the Guarantor:

(i)
if and when called upon by the Bondholder to do so must sign, seal and deliver, execute, perfect and give to the Bondholder at any time during the currency of this Deed all such security interest over the Property as the Bondholder may require from time to time (Security Interest). Such Security Interest to be approved, completed and registered by the Bondholder's appointed representative as notified in writing (Authorised Representative) and to contain such terms, covenants, conditions, stipulation, provisos and clauses as the Bondholder or its Authorised Representative may consider necessary or advisable;

(ii)
authorises and consents to the registration by the Bondholder of caveats or like instruments over the Property, being a notification of the charge created by clause 23.5(a) and any Security Interest executed pursuant to sub-clause 23.5 (a)(i); and

(iii)
must pay or reimburse the Bondholder for all costs associated with the implementation of sub-clauses 23.5(a)(i) and 23.5(a)(ii), including but not limited to the costs of the preparation, execution, stamping and registration of caveats and security documentation.

(b)
The Guarantor authorises and consents to the Bondholder taking all action necessary to give effect to clause 23.5(a) and irrevocably appoints the Bondholder its attorney pursuant to clause 11 to do all things, acts and attend to all matters necessary to give effect to clause 23.5(a).

23.6	Joint and Several

Any condition or agreement under this Deed on the part or in favour of two or more persons is deemed to bind them or be in favour of them jointly and each of them severally, and if the Guarantor comprises more than one person the Bondholder may at any time, and from time to time, proceed against any or all of them in respect of the Guarantor’s obligations as the Bondholder may choose in its absolute discretion.

24	Guarantor’ obligations and their enforcement

24.1	Principal Obligations

The Guarantor’s obligations are principal obligations and not ancillary or collateral to any other obligation.

24.2	No Requirement to Proceed

The Bondholder is not required to proceed against the Corporation, or exhaust any remedies it may have against the Corporation, or enforce any security it may hold with respect to the Corporation’s obligations; but is entitled to demand and receive payment from the Guarantor when any payment is due under this Deed.

24.3	Obligations Absolute and Unconditional

The Guarantor’s obligations are absolute and unconditional. The liability of the Guarantor under this Deed extends to, and will not be abrogated, prejudiced, affected or discharged (either in whole or in part) by any one or more of the following:

(a)
any modification of the liabilities of the Corporation under any transaction document including, without limitation; any increase or decrease of the financial accommodation provided under it, any variation in the time or method of payment of moneys under it, or any increase or decrease in the interest rate, costs, fees, expenses or other outgoings of the Corporation under it;

(b)
the release, amendment, variation, replacement or discharge (either in whole or in part) of; or an agreement to release, amend, vary, replace or discharge (either in whole or in part) the Corporation’s obligations, whether or not these matters are formalised in writing and whether or not the Guarantor is aware of or consents to these matters;

(c)	the granting of time, credit or any other indulgence or concession to the Corporation, the Guarantor or any other person by the Bondholder with or without the knowledge or consent of the Guarantor;

(d)
any compounding, compromise, release, discharge, abandonment, assignment, transfer, waiver, exchange, relinquishment, variation or renewal of the Corporation’s obligations or other arrangements now or from time to time in force between the Corporation and the Bondholder  or any other persons, with or without the knowledge or consent of the Guarantor;

(e)	any judgment or rights which the Bondholder may have or exercise against the Corporation the Guarantor or any other person;

(f)
the Corporation’s obligations or any part thereof or the Guarantor’s obligations or any part thereof being or becoming wholly or partially illegal, void, voidable, defective, informal or unenforceable, whether by reason of any statute (including, without limitation, any statute of limitation) or for any other reason whatever by which the liability of the Corporation or the liability of the Guarantor would, but for this paragraph, have been discharged or otherwise adversely affected;

(g)	any other person becoming a Guarantor of the Corporation’s obligations or part of them;

(h)	any other person who intended to be bound as a surety in respect of the Corporation’s obligations not being bound as a surety;

(i)	where the Guarantor comprises more than one person, any of these persons being released or ceasing to be bound by this Deed;

(j)
the delay or failure by the Bondholder to enforce this Deed or the giving of any release or waiver by the Bondholder under this Deed or the making of any arrangement or compromise by the Bondholder with the Guarantor;

(k)
the Bondholder becoming a party to or becoming bound by; any compromise, assignment of property, scheme of arrangement, compromise of debts or scheme of reconstruction by or relating to the Corporation, or the Guarantor, or the acceptance by the Bondholder  of any dividend, or sum of money thereunder;

(l)	the winding up or bankruptcy of the Corporation, the Guarantor or any other person or any of them;

(m)	the liability of the Guarantor ceasing for any cause whatever, including, without limitation, the Guarantor being or becoming incompetent to give this Guarantee;

(n)
any security now or in the future being held by the Bondholder  for the Corporation’s obligations, or any security being granted by the Guarantor or the Corporation to any other person, or any negotiable or other instrument issued by the Corporation being still in circulation, or outstanding, or being or becoming void, voidable, unenforceable or defective either in whole or in part;

(o)
the Bondholder failing or neglecting to recover by the realisation of any security or otherwise any moneys owing or to become owing to the Bondholder  by the Corporation, or any laches, or mistake on the part of the Bondholder;

(p)	the Bondholder’s action, omission or neglect taken or suffered in relation to any bills of exchange; or any person having any rights, or obligations, in relation to them;

(q)
if the Guarantor is a trustee; any breach of trust by the Guarantor, any amendment or variation of the terms of any trust deed, declaration of trust or settlement pursuant to which the Guarantor is a trustee, or the determination of the trust;

(r)	if the Corporation or the Guarantor is a member of any partnership or firm, any change in the membership of such partnership or firm;

(s)	the fact that any transaction document or any security may be entered into after the execution of this Deed;

(t)	the fact that the Corporation may enter into transactions with, or incur obligations to, the Bondholder without the knowledge, or consent of, or notice to the Guarantor; or

(u)	any other fact, circumstance or thing whatever which, but for this provision, could or might operate to abrogate, prejudice, affect or discharge (either in whole or in part) this guarantee.

24.4	Additional Security

This Guarantee is in addition to, and not in substitution for, any other security or right which the Bondholder now has, or may afterwards take, in respect of the Corporation’s obligations, or any part of them. This Guarantee may be enforced in the absolute discretion of the Bondholder against the Guarantor without first having recourse to any such security or right, and without taking any steps or proceedings against the Corporation, or any other surety, and notwithstanding that any other security may be, in whole or part, unenforceable by reason of any rule of law or equity.

24.5	No Obligation to Marshall

The Bondholder shall be under no obligation to marshall in favour of the Guarantor any security held by the Bondholder or any funds or assets that the Bondholder may be entitled to receive or have a claim upon.

24.6	No Obligation to Notify Default

The Bondholder is under no obligation to give notice to the Guarantorof any default by the Corporation or to include in any demand made under this Deed particulars of the default of the Corporation resulting in the demand.

24.7	Payments in Gross

All benefits, compositions and payments received by the Bondholder from, or on account of the Corporation or the Guarantor, including; any dividends upon the winding up or bankruptcy of the Corporation or the Guarantor, or from any other person, or from the realisation or enforcement of any security, Guarantee or indemnity capable of being applied by the Bondholder, will be applied as payments in gross.

24.8	Release of Security

The Bondholder may release or otherwise deal (either in whole or in part) with any and all security now or in the future held by the Bondholder for the Corporation’s obligations and the Guarantor’s obligations without releasing or affecting the liability of the Guarantor under this Deed. The Guarantor shall not hold the Bondholder responsible or liable for any loss, damage or expense suffered by the Guarantor as a result (either direct or indirect) of that release or dealing, including, without limitation, any prejudice to or loss of the Guarantor’s rights of subrogation.

24.9	Payments Avoided or Recouped

This Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time the whole or any part of any payment or satisfaction of the whole or any part of the Corporation’s obligations:

(a)	is avoided by the operation of any law: or

(b)	must be repaid or restored by the Bondholder or other recipient of that payment, or Bondholder of that satisfaction, to the Corporation by reason of preference or for any other reason whatever,

and that payment or satisfaction is deemed not to have discharged the Corporation’s obligations, or the Guarantor’ obligations or any part of them, as if that payment or satisfaction had not been made.

24.10	Retention of Security

If the Guarantor provides any security in support of this guarantee, the Bondholder may not retain that security after the Corporation’s obligations and the Guarantor’s obligations have both been fully satisfied.

24.11	No Merger

The rights of the Bondholder and the obligations of the Guarantor under this Deed will not merge in any bill of exchange whether or not the Guarantor is a party to any such bill.

24.12	Collateral Security

This Guarantee will not prejudicially affect or be prejudicially affected by any other security or guarantee held now or in the future by the Bondholder in respect of the Corporation’s obligations but the other security or guarantee shall be deemed to be collateral herewith.

25	Bondholder ’s right of set off

The Guarantor authorises the Bondholder (but without any obligation on the part of the Bondholder ) in the event of any non-payment of any amount when due under this Guarantee, and without notice to the Guarantor to combine, consolidate or merge, or to apply all or any part of any credit balance standing upon any account of the Guarantor with the Bondholder , or any amount available to the Bondholder by way of set off, lien or counterclaim in or towards satisfaction of any money at any time due and payable, or to become due and payable by the Guarantor to the Bondholder under, or in relation to, this Deed and for that purpose:

(a)
notwithstanding any prior agreement to the contrary to; redeem, vary the terms and conditions of, or appropriate all or any part of any account, deposit of funds, or other arrangement between the Bondholder  and the Guarantor on or under which the Bondholder  may be indebted to the Guarantor, notwithstanding that the balance of any account and the respective liabilities may not be expressed in the same currency;

(b)	to effect any currency conversion in the Bondholder considers necessary or desirable; and

(c)	in the name of the Guarantor to do all such acts and to execute all such documents as may be required to effect any combination, consolidation, merger or application under this clause.

26	Limitations on Guarantor’ rights

26.1	Guarantor Generally Not to Recover

Until the whole of the Corporation’s obligations have been paid or satisfied, the Guarantor shall not (except with the prior written consent of the Bondholder) either directly or indirectly, and either before or after the winding up or bankruptcy of the Corporation, or any person:

(a)	recover or claim to recover any sum paid under this Deed;

(b)
claim or receive the benefit of any distribution, dividend or payment arising out of, or relating to the winding up or bankruptcy of the Corporation, or any person liable jointly or severally with the Corporation or the Guarantor (including, without limitation, where the Guarantor comprises more than one person, any such person) to the Bondholder or liable under any security held now or in the future by the Bondholder  as security for any moneys owing, or to become owing by the Corporation or the Guarantor to the Bondholder;

(c)	upon the winding up or bankruptcy of the Corporation or any person so liable:

(i)
on any grounds whatever, claim to be subrogated to the Bondholder in respect of, or claim the benefit or the transfer of, or participate in, any security held now or in the future by the Bondholder for the Bondholder ’s obligations or any part of them; or

(ii)
prove or claim in competition with the Bondholder so as to diminish any distribution, dividend or payment which, but for the proof or claim, the Bondholder  would be entitled to receive pursuant to the winding up or bankruptcy; or

(d)
exercise or attempt to exercise any rights whatever (including, without limitation, any right of set off, counterclaim or subrogation) against or realise any security taken from the Corporation or any other person, and the receipt of any distribution, dividend or other payment which the Bondholder may receive, whether before or after such winding up or bankruptcy, will not prejudice the right of the Bondholder to recover the whole of the Corporation’s obligations from the Guarantor.

26.2	Guarantor to Act if Required by Bondholder

If required in writing by the Bondholder, the Guarantor shall forthwith prove or claim in the winding up or bankruptcy of the Corporation, or any other person liable as described in clause 26.1(b), in the manner and to the extent required by the Bondholder for all moneys owing to the Guarantor.

26.3	Winding-Up or Bankruptcy of Corporation

If the Corporation is wound up or bankrupted, the Guarantor irrevocably authorise the Bondholder as its agent to:

(a)	prove for all moneys for which the Corporation is liable to the Guarantor; including any moneys which the Guarantor has paid under this Deed; and

(b)	retain and carry to a separate account and appropriate at the Bondholder ’s discretion any amounts received,

until the Bondholder has been paid in full in respect of the Corporation’s obligations.

26.4	Receipts by Guarantor

Moneys received by the Guarantor from any winding up or bankruptcy of the Corporation, or any other person liable as described in clause 26.1(b) or pursuant to the realisation or enforcement of any security taken from the Corporation, or otherwise, will be received and held in trust for the Bondholder to the extent of the unsatisfied liability of the Guarantor under this Deed.

27	Indemnities

27.1	Indemnity in Respect of Corporation’s Obligations

Notwithstanding anything in this Deed, if the whole or any part of the Corporation’s obligations are, or may be irrecoverable from the Corporation by the Bondholder for any reason whatever, including by reason of:

(a)	any legal limitation, disability or incapacity of or affecting the Corporation personally or in the capacity in which it is purporting to act;

(b)
any of the transactions relating to the Corporation’s obligations being void from the beginning or being subsequently avoided (whether or not any of the matters or facts relating thereto have been, or ought to have been, within the knowledge of the Bondholder); or

(c)
any other fact, matter or thing, as a result of which the whole or any part of the Corporation’s obligations are not recoverable from the Guarantor as surety, then, and in any such case, the Guarantor as a separate additional and severable liability under this Deed unconditionally and irrevocably indemnifies the Bondholder in respect of;

(d)	the amount of moneys (either actual or contingent) which, if the Corporation’s obligations had not been irrecoverable as specified, would be due to the Bondholder by the Corporation; and

(e)	all actions, claims, demands, liabilities, losses, damages, costs and expenses of whatever nature (either actual or contingent) suffered, incurred or sustained by the Bondholder ;

and the Guarantor shall pay to the Bondholder immediately on demand the amount. The terms of this Deed apply as far as possible, with any necessary changes being made, to this indemnity.

27.2	Interpretation

The indemnity contained in clause 27.1 will be construed and regarded as an indemnity notwithstanding that the party giving it is described as a ‘Guarantor’.

27.3	Further Indemnity

The Guarantor indemnifies the Bondholder against all actions, claims, demands, liabilities, losses, damages, costs and expenses of whatever nature (either actual or contingent) which the Bondholder may suffer, incur or sustain in connection with or arising in any way whatever out of this Deed.

27.4	Judgment Currency Indemnity

If a judgment or order is rendered by a court or tribunal for the payment of:

(a)	any amounts owing to the Bondholder under this Deed;

(b)	damages in respect of this Guarantee; or

(c)	the amount payable under or in respect of a judgment or order of another court or tribunal for such amounts or damages,

and the judgment or order is expressed in a currency (the ‘judgment currency’) other than the currency in which amounts are payable under this Deed (the ‘contractual currency’), the Guarantor shall indemnify and hold harmless the Bondholder  against any deficiency in terms of the contractual currency arising or resulting from any fluctuation in the rate of exchange occurring between the date on which any amount expressed in the contractual currency is converted for the purpose of the judgment or order into any equivalent amount in the judgment currency and the date or dates of receipt by the Bondholder  in the judgment currency of the amount of the judgment or order.

28	Interest

28.1	Interest on Overdue Amounts

The Guarantor shall pay interest on amounts due and payable but unpaid under this Deed at the Default Rate. This interest will accrue on a daily basis and will be capitalised on the last day of each month.

28.2	Further Interest

If a liability under this Deed becomes merged in a judgment or order, or exists after the bankruptcy or winding up of the Guarantor, then the Guarantor, as an independent obligation, shall pay interest on the amount of that liability from the date the liability becomes payable both before and after the judgment, order, bankruptcy or winding up until it is paid at the higher of the rate payable under the judgment, order, bankruptcy or winding up and the Default Rate.

29	Payment and costs

29.1	Manner of Payment

All payments to be made by the Guarantor under this Deed shall be made in immediately available funds. Payments shall be made in full, free and clear of any deductions or withholdings, and without any set off or counterclaim whatever, as and where the Bondholder may from time to time direct on or before 11.00 am local time (as determined by the Bondholder) on the due date. Payments shall be credited to the Guarantor only when actually received by the Bondholder. The time for all payments will be of the essence of this Deed. The Bondholder will have an absolute discretion (without the need to communicate its election to any person) to apply any payment received by it in reduction of such part of the Corporation’s obligations as it shall elect. This election may be made at any time notwithstanding any statement of account or other matter or thing.

29.2	Currency

Unless the Bondholder otherwise agrees, all payments to be made by the Guarantor will be made in the currency in which the Corporation’s obligations are payable.

29.3	Withholdings

If at any time any applicable law, regulation or regulatory requirement of any government authority, monetary agency or central bank requires the Guarantor to make any deduction or withholding in respect of taxes (other than taxes in respect of the Bondholder ’s net income) from any payment due under this Deed for the account of the Bondholder:

(a)
the sum due from the Guarantor in respect of the payment will be increased to the extent necessary to ensure that, after the making of the deduction or withholding, the Bondholder  receives a net sum equal to the sum which it would have received had no deduction or withholding been required to be made; and

(b)	the Guarantor shall indemnify the Bondholder against any losses or costs incurred by it by reason of any failure of the Guarantor to make any such deduction or withholding.

The Guarantor shall promptly deliver to the Bondholder any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any such deduction or withholding, together with any other information which the Bondholder may reasonably require.

29.4	Costs and Expenses

In addition to all other liabilities of the Guarantor under this Deed, the Guarantor shall also pay to the Bondholder immediately on demand all costs and expenses (including without limitation legal and out-of-pocket expenses) which may be incurred in, or in connection with, the negotiation, preparation, execution and stamping of this Deed and the exercise or purported or attempted exercise of any right, authority or remedy conferred on the Bondholder under or by virtue of this Deed and all stamp duty (including financial institutions duty, duty passed on to the Bondholder  by any bank or financial institution and fines for late payment or non-payment) levied on or in connection with this Deed, any transaction contemplated by this Deed or any payment or the receipt of any payment under this Deed.

30	REPRESENTATIONS AND Warranties

30.1	Warranties by Guarantor

Except as may be otherwise disclosed in writing to the Bondholder at or prior to the date of this Deed, the Guarantor make the following representations and warranties for the benefit of the Bondholder:

(a)	Legal Obligations: this Deed constitutes a legally valid and binding obligation upon the Guarantor and enforceable against the Guarantor in accordance with its terms;

(b)
Non-Default: the Guarantor are not in default under any law, regulation, official directive, undertaking or agreement by which the Guarantor are bound; being a default which would be likely to have a material adverse effect on the Guarantor’s ability to observe and perform the Guarantor’s obligations under this Deed;

(c)
Litigation: no litigation, arbitration or administrative proceedings has been commenced or is pending or threatened before, and no judgment or award has been given or made by, any court or other tribunal or governmental agency involving the Guarantor which, if adversely determined, would be likely to have a material adverse effect on the Guarantor’s ability to observe and perform the Guarantor’s obligations under this Deed;

(d)
Financial Position: the most recent provided balance sheet of the Guarantor are a true, fair and accurate statement of the Guarantor’s financial position as at the date to which they are prepared. Other than as disclosed in writing by the Guarantor to the Bondholder prior to the date of this Deed, there has been no change in the financial position of the Guarantor since the date to which the accounts of the Guarantor were last prepared before the date of this Deed which would be likely to have a material adverse effect on the Guarantor’s ability to observe and perform the Guarantor’s obligations under this Deed; and

(e)	Trust: in entering into this Deed the Guarantor is not acting as a trustee of any trust or settlement.

(f)
Security: the property which is the subject of the Security is not subject to any mortgages, charges, PPSA Security Interests, Security Interest or other encumbrances and is owned by the Guarantor in its own right and not as a trustee of any trust.

(g)
Corporate benefit: where the Guarantor is a Corporation, that Corporation warrants that  the entry into and the performance of its obligations under this deed and each Transaction Document to which it is a party is in its best interests and for a proper purpose.

30.2	No Security to Guarantor

The Guarantor represent and warrant that the Guarantor have not taken, and undertakes and agrees that it will not take, security from the Corporation for or in consideration of the Guarantor assuming the Guarantor’s obligations or any part of them.

30.3	No Representations to Guarantor

The Guarantor is not executing this Deed a result of, by reason of or in reliance upon any promise, representation, statement or information of any kind or nature whatever given or offered to the Guarantor by or on behalf of the Bondholder whether in answer to any enquiry by or on behalf of the Guarantor or not.

30.4	No Duty to Disclose

The Bondholder (except as provided in this Deed) was not, prior to execution of this Deed by the Guarantor and is not in the future, under any duty or responsibility to disclose to the Guarantor or to do or execute any matter or thing relating to the affairs of the Corporation or any of the transactions of the Corporation with the Bondholder.

31	Guarantor’s undertaking

Until a full and final discharge of this Guarantee has been given to the Guarantor by the Bondholder, the Guarantor shall notify the Bondholder as soon as the Guarantor becomes aware of any breach or default by the Guarantor or of any fact or matter which would be likely to materially and adversely affect the Guarantor’s ability to perform the Guarantor’s obligations or the Bondholder’s ability to enforce this Guarantee and indemnity against the Guarantor.

32	POWER OF ATTORNEY

32.1	Appointment and Powers

The Guarantor irrevocably appoints the Bondholder and each of the Bondholder’s Authorised Representative severally as its Attorney with the right at any time to:

(a)	do all things and execute all documents which the Guarantor are obliged to do or execute pursuant to this Deed but fails to do or execute within the time period required by the Bondholder;

(b)	do everything which in the Attorney’s opinion is necessary or expedient to enable the exercise of any right of the Bondholder’s in relation to this Deed; and

(c)	appoint substitutes and otherwise delegate its rights (including this right of delegation).

32.2	General

(a)	Any Attorney may exercise its rights notwithstanding that the exercise of the right constitutes a conflict of interest or duty.

(b)	The Guarantor shall ratify any exercise of a right by an Attorney.

(c)
The Power of Attorney is granted for valuable consideration (receipt of which is acknowledged by the Guarantor) and to secure the performance of the obligations of the Guarantor to the Bondholder under this Deed and any proprietary interests of the Bondholder under this Deed.

33	Assignment

The Bondholder may at any time during the currency of this Guarantee assign its rights or any part of them under this Deed without the prior consent of the Guarantor. For such purpose, the Bondholder may disclose to a potential assignee such information about the Guarantor as has been made available to the Bondholder. Where the Bondholder assigns its rights or any part of them, the Guarantor shall execute such documents as in the opinion of the Bondholder are reasonably necessary to effect the assignment. The Guarantor shall not assign or novate any of its rights or obligations under this Deed.

34	Discharge

34.1	Termination

This Guarantee will terminate, and the Guarantor will be released and discharged from all liability under this Deed, on the date on which a formal discharge of this Guarantee is given by the Bondholder to the Guarantor.

34.2	Entitlement to Discharge

The Guarantor will only be entitled to a formal discharge of this Guarantee upon the date on which:

(a)	all the Corporation’s obligations have been finally paid and satisfied to the Bondholder in full; and

(b)	the obligations, if any, of the Bondholder to make advances or accommodation has forever ceased.

SCHEDULE 1 - WARRANTIES

Part 1 – Corporation Warranties

1	Authority

1.1	Authorisation

(a)
The Corporation has taken all necessary action to authorise the execution, performance and adoption of this Deed and the Security to authorise its compliance with its obligations and exercise its rights under this Deed and the Security and to allow them to be enforced.

(b)
The obligations of the Corporation under this Deed and the Security are valid and binding and are enforceable against it in accordance with its terms subject to any stamping and registration requirements, applicable equitable principles and laws generally affecting creditors’ rights.

1.2	Power and title

(a)	The Corporation has the power to enter into and perform its obligations under this Deed, to own its own property and to carry on its business as it is now being conducted.

(b)	The Corporation has good title to and is the legal and beneficial owner of the property the subject of the Security free from any Security Interests.

1.3	No legal impediment

Each of the execution, performance, compliance with obligations, exercise of rights under and adoption of this Deed by the Corporation:

(a)	does not conflict with the constitution or other constituent documents (if any) of the Corporation; and

(b)	does not constitute a breach of any law or obligation by which it is bound or to which any of its assets is subject or cause a limitation on its powers or the powers of its directors to be exceeded.

1.4	Consents

(a)
All authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other requirements of governmental, judicial and public bodies and authorities required before the Corporation may enter into this Deed and the Security or which are necessary in connection with the performance by the Corporation of its obligations under this Deed and the Security have been obtained or effected and are in full force and effect.

(b)
All filings and registrations which are required to be effected, and all amounts which are required to be paid, to ensure that this Deed and the Security are legal, valid, binding and admissible in evidence and have the priority that they contemplate have been effected by the Corporation and paid or will be effected and paid within the time prescribed by law.

1.5	No breach of Laws

The Corporation has not committed any breach of, or otherwise failed to comply with the provisions of, any law of any Country, State or Territory (including any State or Territory of Australia) the consequences of which breach would be reasonably likely to affect its ability to comply with its obligations under this Deed and the Security.

1.6	No default

(a)	No event has occurred which constitutes an Event of Default.

(b)
The Corporation has not committed any breach of, or otherwise failed to comply with the provisions of any arrangement, contract, agreement, undertaking or document to which it is a party or by which it is bound the consequences of which default would be reasonably likely to affect its ability to comply with its obligations under this Deed and the Security.

1.7	General

(a)
No litigation, arbitration, mediation, conciliation, criminal or administrative proceedings against the Corporation or a Subsidiary are current, pending or (to the knowledge of any of its officers after due inquiry) threatened that involve a potential liability in excess of $500,000 (excluding workers’ compensation claims) or which, if adversely determined would be likely to have a Material Adverse Effect other than the litigation already disclosed to the Bondholder.

(b)
No representation, warranty or other information provided by the Corporation contains any untrue statement of material fact or omits to state a material fact necessary to ensure that the representation, warranty or information is not misleading.

(c)	The Corporation Controls and no other person has the capacity to Control, each Subsidiary.

(d)
The balance sheet of the Corporation as provided to Bondholder is accurate as of the date of execution of this Deed and other than the liabilities as detailed on the balance sheet, there are no further liabilities not disclosed to Bondholder by the Corporation, or any material agreements not disclosed to Bondholder including any other shareholder agreement that has not been disclosed to Bondholder.

2	Solvency

(a)	The Corporation is solvent and will not become insolvent by entering into and performing its obligations under this Deed and the Security.

(b)	No Controller (as defined in the Corporations Act) is currently appointed in relation to the Corporation’s property or part thereof.

3	Corporate

The Corporation is:

(a)	duly incorporated or formed under the laws of the place of the place of its incorporation or formation and is validly existing under those laws; and

(b)	not a trust or nominee of another person or trust.

Part 2 – Bondholder Warranties

1	Authority

1.1	Authorisation

The Bondholder has taken all necessary action to authorise the execution, performance and adoption of this Deed.

1.2	Power

The Bondholder has the power to enter into and perform its obligations under this Deed.

1.3	No legal impediment

Each of the execution, performance and adoption of this Deed by the Bondholder:

(a)	complies with the constitution or other constituent documents (if any) of the Bondholder and any trust of which it is a trustee; and

(b)	does not constitute a breach of any law by the Bondholder or result in a default under any agreement or instrument to which the Bondholder is bound.

1.4
All authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other requirements of governmental, judicial and public bodies and authorities required before the Bondholder may enter into this Deed or which are necessary in connection with the performance by the Corporation of its obligations under this Deed have been obtained or effected and are in full force and effect.

2	Solvency

The Bondholder is solvent and will not become insolvent by entering into and performing its obligations under this Deed.

3	Status

The Bondholder is a sophisticated or professional investor (as defined under the Corporations Act).

4	U.S. Securities Law Representations

4.1	The Bondholder hereby represents and warrants to and covenants with the Corporation (which representations, warranties and covenants shall survive the Completion) that:

(a) the Bondholder is not a U.S. Person (as that term is defined in Regulation S under the Securities Act);

(b) the Bondholder is not acquiring the Securities for the account or benefit of, directly or indirectly, any U.S. Person;

(c) the Bondholder is acquiring the Securities for the Bondholder's own account, for investment purposes only, and not with a view to resale, distribution or fractionalization thereof, in whole or in part, and, in particular, the Bondholder has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons;

(d) the Bondholder was outside the United States when receiving and executing this Agreement;

(e) the Bondholder is aware that the Corporation is not current in its periodic reports and other filings under the U.S. securities laws and that there is material non-public information concerning the Corporation that has not been publicly disclosed as a result of the failure to make such filings;

(f) the Bondholder is aware that an investment in the Corporation is speculative and involves certain risks, including the possible loss of the investment;

(g) the Bondholder is not an underwriter of, or dealer in, the Shares of Common Stock of the Corporation, nor is the Bondholder participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(h) the Bondholder understands and agrees not to engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the Securities Act;

(i) the Bondholder understands that none of the Securities have been registered under the Securities Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold by the Bondholder, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and that the certificates and/ or account statements for the Securities will include restrictive legends to that effect; and

(k) the Bondholder acknowledges that the Corporation has not undertaken, and will have no obligation, to register any of the Securities under the Securities Act.

EXECUTED as a DEED

Corporation

EXECUTED by Legend International Holdings Inc. in accordance with its by- laws	) ) ) )

Signature of director		Signature of director / Corporation secretary (delete as applicable)

Name of director (print)		Name of director / Corporation secretary (print)

Bondholder

EXECUTED by Queensland Phosphate Pty Limited in accordance with section 127 of the Corporations Act	) ) ) )

Signature of director		Signature of director / company secretary (delete as applicable)

Name of director (print)		Name of director / company secretary (print)

Paradise

EXECUTED by Paradise Phosphate Limited in accordance with section 127 of the Corporations Act	) ) ) )

Signature of director		Signature of director / company secretary (delete as applicable)

Name of director (print)		Name of director / company secretary (print)

THE SECURITIES TO WHICH THIS CONVERTIBLE BOND CERTIFICATE RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

ATTACHMENT 1 - CONVERTIBLE BOND CERTIFICATE

Certificate Number: #[insert number]#

Legend International Holdings, Inc.

of Level 8, 580 St Kilda Road Melbourne

VIC 3004

(the Corporation)

Issue of [                            ]1 Bonds.

THIS IS TO CERTIFY that                                              of                                                            (QPL) is the registered holder of [                      ]2 Bonds in the Corporation with a Face Value per Bond of $1,000 each and a Conversion Price of $0.005 (as may be adjusted) issued under the Convertible Bond and Subscription Deed dated #[insert date of signing of the Deed]# between the Corporation and QPL (Convertible Bond and Subscription Deed).

A term defined in the Convertible Bond and Subscription Deed has the same meaning when used in this certificate.

Each Bond entitles the holder to the rights and benefits described in the Convertible Bond and Subscription Deed which are incorporated in and form part of this certificate.

This Bond Certificate must be returned to the Corporation for cancellation on transfer, repayment, redemption or conversion in accordance with the Convertible Bond and Subscription Deed.

If this Bond Certificate is not cancelled on or before the Maturity Date, it must be returned to the Corporation on the Maturity Date.

Dated:                       #[insert Completion Date]#

1 Or as applicable.
2 Or as applicable.

EXECUTED by Legend International Holdings, Inc. in accordance with its by-laws	) ) ) )

Signature of director		Signature of director / company secretary (delete as applicable)

Name of director (print)		Name of director / company secretary (print)

THE SECURITIES TO WHICH THIS OPTION CERTIFICATE RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

ATTACHMENT 2 - OPTION CERTIFICATE

Certificate Number: #[insert number]#

Legend International Holdings Inc.

of Level 8, 580 St Kilda Road Melbourne

VIC 3004

(the Corporation)

Issue of 25,000,000 Options

THIS IS TO CERTIFY that Gleneagle Securities (Aust) Pty Limited ACN                           of Level 10, 2 Blight Street, Sydney NSW 2000 is the registered holder of 25,000,000 Options in the Corporation, each to subscribe for 1 fully paid Share of Common Stock in the capital of the Corporation at an exercise price of $0.01 (or as may be adjusted) exerciseable within 2 years from the date of issue (Option Exercise Period), issued in consideration for corporate advisory work in relation to the Deed dated #[insert date of signing of the Deed]# (Convertible Bond and Subscription Deed) between the Corporation and QPL.

A term defined in the Convertible Bond and Subscription Deed has the same meaning when used in this certificate.

Each Option entitles the holder to the rights and benefits described in the Convertible Bond and Subscription Deed which are incorporated in and form part of this certificate.

This Option Certificate must be returned to the Corporation for cancellation on transfer or exercise in accordance with the Convertible Bond and Subscription Deed.

If this Option Certificate is not cancelled on or before the end of the relevant Option Exercise Period in respect of the Options, it must be returned to the Corporation at the end of the relevant Option Exercise Period in respect of the Options.

Dated:                       #[insert Completion Date]

EXECUTED by Legend International Holdings, Inc. in accordance with its by-laws	) ) ) )

Signature of director		Signature of director / company secretary (delete as applicable)

Name of director (print)		Name of director / company secretary (print)

ATTACHMENT 3 - CONVERSION NOTICE

#[Insert Name]#
#[Corporation Secretary]#
Legend International Holdings Inc.
Level 8, 580 St Kilda Road Melbourne
VIC 3004

#[By Courier/ By Facsimile]#

Dear Sir

Conversion Notice - #[Conversion Rights / Interest Conversion Rights]#

In accordance with the terms of the Convertible Bond and Subscription Deed dated #[insert date]# (the Deed) between Queensland Phosphate Pty Limited (QPL) and Legend International Holdings Inc. (Legend),         hereby gives notice to Legend of exercise of #[all / part]# of its #[Conversion Rights / Interest Conversion Rights]# and directs Legend to take all necessary action to convert the number of Bonds (in whole or part) equal to the dollar amount specified in Annexure A of this notice (Conversion Amount) into Shares of Common Stock at the Conversion Price of #[$AUD0.005]#.

A term defined in the Deed has the same meaning when used in this notice.

In respect of this notice,            :

1	confirms that the signatory of this notice has full power and authority to issue this notice on its behalf;

2	acknowledges that this notice is irrevocable once received by Legend; and

3
directs Legend to issue the number of Shares of Common Stock specified in Annexure A of this notice, together with the Statements for holdings of the Shares, to the #[individuals and/or entities]# specified in Annexure A of this notice.

We include with this notice the original Bond Certificate in respect of the Bonds being converted.

Dated: #[insert date]#

#[Insert Name]#
[insert title]
[insert name of company]

ANNEXURE A - CONVERSION DETAILS

1	Conversion Details

Conversion Amount	#[$ insert Conversion Amount]#
Conversion Price	#[$ $0.005]#
Number of Shares of Common Stock required to be issued on Conversion	#[insert number of Shares of Common Stock to be issued]#

2	Details of persons to be issued Shares of Common Stock on Conversion

Name of Individual/Entity to be issued Shares of Common Stock on Conversion	Address of Individual/Entity to be issued Shares of Common Stock on Conversion	Proportion of the Conversion Amount attributable to the Individual/Entity	Number of Shares of Common Stock required to be issued on Conversion
#[insert name of the Individual/Entity including the ACN if it is a company]#	#[insert address of the Individual/Entity]#	#[ $ insert Conversion Amount in respect of the Individual/Entity]#	#[insert number of Shares of Common Stock to be issued to the Individual/Entity]#

ATTACHMENT 4 - OPTION EXERCISE NOTICE

#[Insert Name]#
#[Corporation Secretary]#
Legend International Holdings Inc.
Level 8, 580 St Kilda Road Melbourne
VIC 3004

#[By Courier/ By Facsimile]#

Dear Sir

Option Exercise Notice

In accordance with the terms of the Convertible Bond and Subscription Deed dated #[insert date]# (the Deed) between Queensland Phosphate Pty Limited (QPL) and Legend International Holdings Inc. (Legend), #[                                               ]# hereby gives notice to Legend of exercise of the number of Options specified in Annexure A of this notice (Options).

A term defined in the Deed has the same meaning when used in this notice.

In respect of this notice, #[                               ]#:

1	confirms that the signatory of this notice has full power and authority to issue this notice on its behalf;

2	acknowledges that this notice is irrevocable once received by Legend; and

3
directs Legend to issue the number of Shares of Common Stock specified in Annexure A of this notice, together with the Statements for holdings of the Shares, to the #[individuals and/or entities]# specified in Annexure A of this notice.

In this regard:

1	the original Option Certificate in respect of the Options is attached to this notice;

2	as at the date of this notice the Option Exercise Price is #[$0.01]#; and

3	#[Select either option (a) or (b)]#

(a)
#[A bank cheque for the sum of #[$insert amount]# (Exercise Amount) is being delivered together with this notice, being the amount equal to the Option Exercise Price multiplied by the number of Shares of Common Stock to be issued on exercise of the Options.]#

(b)
#[We have transferred the sum of #[$insert amount]# (Exercise Amount), being the amount equal to the Option Exercise Price multiplied by the number of Shares of Common Stock to be issued on exercise of the Options, to the following bank account of Legend: #[insert relevant account details]#.

Once the Exercise Amount has been received, could you please confirm receipt of payment of the Exercise Amount by email to [insert name] at [insert email address.]#

4.1.	The Optionholder hereby represents and warrants to and covenants with Legend that:

(a) the Optionholder is not a U.S. Person (as that term is defined in Regulation S under the Securities Act);

(b) the Optionholder is not acquiring the Shares of Common Stock for the account or benefit of, directly or indirectly, any U.S. Person;

(c) the Optionholder is acquiring the Shares of Common Stock for the Optionholder's own account, for investment purposes only, and not with a view to resale, distribution or fractionalization thereof, in whole or in part, and, in particular, the Optionholder has no intention to distribute either directly or indirectly any of the Shares of Common Stock in the United States or to U.S. Persons;

(d) the Optionholder was outside the United States when receiving and exercising the Options;

(e) the Optionholder is aware that an investment in Legend is speculative and involves certain risks, including the possible loss of the investment;

(f) the Optionholder is not an underwriter of, or dealer in, the Shares of Common Stock, nor is the Optionholder participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares of Common Stock;

(g) the Optionholder understands and agrees not to engage in any hedging transactions involving any of the Shares of Common Stock unless such transactions are in compliance with the provisions of the Securities Act;

(i) the Optionholder understands that none of the Shares of Common Stock have been registered under the Securities Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold, directly or indirectly, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; and that the certificates and/ or account statements for the Shares of Common Stock will include restrictive legends to that effect and

(j) the Optionholder acknowledges that the Corporation has not undertaken, and will have no obligation, to register any of the Shares of Common Stock under the Securities Act.

Dated: #[insert date]#

#[Insert Name]#
[insert title]
[insert name of company]

ANNEXURE A - OPTION EXERCISE DETAILS

1	Exercise Details

Number of Options to be exercised	#[insert number]#
Option Exercise Price	#[$$0.01]#
Exercise Amount	#[$ insert Exercise Amount]#
Number of Shares of Common Stock required to be issued on Exercise	#[insert number of Shares of Common Stock to be issued]#

2	Details of persons to be issued Shares of Common Stock on Exercise

Name of Individual/Entity to be issued Shares of Common Stock on Exercise	Address of Individual/Entity to be issued Shares of Common Stock on Exercise	Proportion of the Exercise Amount attributable to the Individual/Entity	Number of Shares of Common Stock required to be issued on Exercise
#[insert name of the Individual/Entity including the ACN if it is a company]#	#[insert address of the Individual/Entity]#	#[$ insert Exercise Amount in respect of the Individual/Entity]#	#[insert number of Shares of Common Stock to be issued to the Individual/Entity]#